FLEXIBLE PREMIUM
VARIABLE LIFE
INSURANCE POLICY

-------------------------------------------------
Variable and/or Fixed
Accumulation Values

Flexible Premiums Payable to the
Insured's Age 95

Adjustable Face Amount

Death Benefit Guarantee

Death Benefit Options

Nonparticipating
--------------------------------------------------


NOTICE

Right to Return Policy

Please read this policy carefully. If for any reason you do not want it, you may return it for a refund of all premiums paid.

You must return this policy to us or your agent by midnight of the 20th day after you receive it.

We will then consider this policy void from the start and refund to you all premiums paid.

We will pay the proceeds according to the Death Benefits portion of the Summary of Benefits on page 3, if we receive written proof that the insured died while this policy was in force. This policy also provides other benefits and rights. We issue this policy in consideration of the application and payment of the initial premium.

THE AMOUNT OF THE PROCEEDS PAYABLE AT THE INSURED'S DEATH WILL BE AT LEAST EQUAL TO THE FACE AMOUNT OF THE POLICY AS LONG AS THIS POLICY IS IN FORCE AND THERE IS NO LOAN AMOUNT OR UNPAID MONTHLY DEDUCTIONS.

THE PERIOD OF TIME THIS LIFE INSURANCE STAYS IN FORCE WILL VARY DEPENDING ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, INTEREST CREDITED TO THE NET PREMIUMS ALLOCATED TO THE FIXED ACCOUNT, THE AMOUNT OF PREMIUMS YOU PAY, ANY PARTIAL WITHDRAWALS, LOANS, AND CHARGES MADE AGAINST THIS POLICY. IF YOU PAY PREMIUMS SUFFICIENT TO MAINTAIN THE DEATH BENEFIT GUARANTEE, WE GUARANTEE THIS POLICY WILL STAY IN FORCE DURING THE DEATH BENEFIT GUARANTEE PERIOD SHOWN ON THE POLICY DATA PAGE.

THE VARIABLE ACCUMULATION VALUE WILL INCREASE OR DECREASE REFLECTING THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT.



RELIASTAR

RELIASTAR BANKERS SECURITY          Executed at our Home Office
LIFE INSURANCE COMPANY
1000 Woodbury Road, Suite 102       John H. Flittie           President
P. O. Box 9004                      /s/ John H. Flittie
Woodbury, New York 11797

                                    Susan M. Bergen           Secretary
                                    /s/ Susan M. Bergen

Page 1        85-251

INDEX
                                                             PAGE
         Accumulation Value .................................. 9
         Age and Sex .........................................23
         Allocation of Premiums .............................. 7
         Amendment ...........................................24
         Annual Statement ....................................24
         Beneficiary .........................................17
         Cash Surrender Value ................................14
         Cash Value ..........................................14
         Changes in Face Amount .............................. 6
         Changes in Death Benefit Option ..................... 7
         Claims ..............................................25
         Control of Policy ...................................17
         Conversion Right ....................................23
         Death Benefit ....................................... 5
         Definitions ......................................... 3
         Death Benefit Guarantee ............................. 8
         Fixed Accumulation Value ............................ 9
         General Provisions ..................................21
         Grace Period ........................................ 9
         Incontestability ....................................23
         Insured ............................................. 1
         Monthly Deduction ...................................11
         Net Premium ......................................... 7
         Nonforfeiture Provisions ............................13
         Ownership ...........................................17
         Partial Withdrawal ..................................15
         Payment of Proceeds .................................22
         Policy Data Page .................................... A
         Policy Loans ........................................15
         Premiums ............................................ 7
         Right to Return Policy .............................. 1
         Reinstatement ....................................... 9
         Settlement Options ..................................18
         Suicide .............................................23
         Summary of Benefits ................................. 3
         Termination .........................................23
         Transfers ...........................................13
         Variable Accumulation Value .........................10
         Voting of Mutual Fund Shares ........................21

         Additional benefits and restrictions, if any, are listed on the Policy Data Page.


Page 2      5245

POLICY DATA PAGE

TABLE OF MONTHLY GUARANTEED COST
OF INSURANCE RATES PER $1,000
MALE - NONSMOKER

ATTAINED           ATTAINED             ATTAINED
AGE        RATE      AGE        RATE      AGE        RATE

20       .14013      45       .28804      70      3.09817
21       .13846      46       .31147      71      3.44161
22       .13596      47       .33657      72      3.83999
23       .13262      48       .36420      73      4.29329
24       .12928      49       .39435      74      4.79447

25       .12511      50       .42870      75      5.33374
26       .12260      51       .46809      76      5.90739
27       .12093      52       .51338      77      6.51160
28       .12010      53       .56541      78      7.15074
29       .12010      54       .62336      79      7.84590

30       .12093      55       .68807      80      8.62093
31       .12344      56       .75873      81      9.49889
32       .12678      57       .83367      82      10.50136
33       .13178      58       .91712      83      11.62822
34       .13763      59       1.01078     84      12.86210

35       .14431      60       1.11555     85      14.17886
36       .15182      61       1.23232     86      15.56507
37       .16184      62       1.36708     87      17.00226
38       .17270      63       1.51991     88      18.48644
39       .18439      64       1.69009     89      20.04132

40       .19859      65       1.87687     90      21.69371
41       .21363      66       2.07951     91      23.48857
42       .22951      67       2.29213     92      25.50430
43       .24707      68       2.53461     93      27.96193
44       .26630      69       2.79859     94      31.38386

83-702

POLICY DATA PAGE

TABLE OF MONTHLY GUARANTEED COST
OF INSURANCE RATES PER $1,000
MALE - STANDARD

ATTAINED           ATTAINED             ATTAINED
AGE        RATE      AGE        RATE      AGE        RATE

0        .21948      35       .22701       70      4.87787
1        .08589      36       .24372       71      5.31499
2        .08255      37       .26463       72      5.81208
3        .08088      38       .28804       73      6.36667
4        .07754      39       .31481       74      6.97905

5        .07337      40       .34578       75      7.63863
6        .06920      41       .37927       76      8.31871
7        .06503      42       .41613       77      9.00762
8        .06253      43       .45133       78      9.71026
9        .06170      44       .50080       79      10.45174

10       .06253      45       .54778       80      11.25817
11       .06753      46       .59648       81      12.15491
12       .07671      47       .64940       82      13.16081
13       .08922      48       .70657       83      14.26297
14       .10341      49       .76883       84      15.42768

15       .11842      50       .83788       85      16.61725
16       .13261      51       .91627       86      17.80318
17       .14347      52       1.00487      87      19.03928
18       .15182      53       1.10541      88      20.34824
19       .15683      54       1.21539      89      21.01372

20       .19358      55       1.33315      90      23.03012
21       .19358      56       1.45789      91      24.46831
22       .19024      57       1.58964      92      26.16956
23       .18690      58       1.72843      93      28.40686
24       .18189      59       1.87260      94      31.56339

25       .17604      60       2.04442
26       .17270      61       2.23291
27       .17103      62       2.44595
28       .17103      63       2.68460
29       .17353      64       2.94650

30       .17771      65       3.22493
31       .18356      66       3.51222
32       .19108      67       3.82160
33       .20110      68       4.14189
34       .21280      69       4.49090

83-703

POLICY DATA PAGE

TABLE OF MONTHLY GUARANTEED COST
OF INSURANCE RATES PER $1,000
FEMALE - NONSMOKER

ATTAINED           ATTAINED             ATTAINED
AGE        RATE      AGE        RATE      AGE        RATE

20       .08422       45       .25794     70      1.87772
21       .08589       46       .27550     71      2.08208
22       .08672       47       .29474     72      2.33335
23       .08839       48       .31481     73      2.63543
24       .09006       49       .33741     74      2.98461

25       .09173       50       .36252     75      3.37628
26       .09423       51       .39016     76      3.80234
27       .09590       52       .42199     77      4.26157
28       .09840       53       .45719     78      4.76166
29       .10174       54       .49325     79      5.31946

30       .10424       55       .53184     80      5.95868
31       .10758       56       .57045     81      6.70043
32       .11092       57       .60824     82      7.56415
33       .11509       58       .64604     83      8.55015
34       .12010       59       .68891     84      9.65170

35       .12594       60       .73938     85      10.86110
36       .13429       61       .80167     86      12.17441
37       .14431       62       .87918     87      13.59464
38       .15516       63       .97448     88      15.12828
39       .16685       64       1.08174    89      16.79399

40       .18105       65       1.19761    90      18.61343
41       .19609       66       1.31789    91      20.64005
42       .21113       67       1.44091    92      22.96852
43       .22617       68       1.56838    93      25.79734
44       .24122       69       1.71054    94      29.58621

83-704

POLICY DATA PAGE

TABLE OF MONTHLY GUARANTEED COST
OF INSURANCE RATES PER $1,000
FEMALE - STANDARD

ATTAINED           ATTAINED             ATTAINED
AGE        RATE      AGE        RATE      AGE        RATE

0        .15683      35       .16769      70      2.47090
1        .07004      36       .18189      71      2.71222
2        .06670      37       .19859      72      3.00887
3        .06503      38       .21781      73      3.36322
4        .06420      39       .23871      74      3.76908

5        .06253      40       .26379      75      4.21491
6        .06086      41       .29055      76      4.69167
7        .05919      42       .31733      77      5.19278
8        .05836      43       .34411      78      5.72587
9        .05753      44       .37090      79      6.31058

10       .05669      45       .39937      80      6.97084
11       .05836      46       .42870      81      7.72700
12       .06086      47       .45887      82      8.59578
13       .06420      48       .49157      83      9.61111
14       .06837      49       .52764      84      10.72696

15       .07253      50       .56625      85      11.93000
16       .07670      51       .60740      86      13.21417
17       .08004      52       .65445      87      14.57012
18       .08338      53       .70657      88      16.00842
19       .08588      54       .75958      89      17.53216

20       .09757      55       .81430      90      19.25682
21       .09924      56       .86822      91      21.15691
22       .10174      57       .91880      92      23.31971
23       .10424      58       .96858      93      25.93788
24       .10675      59       1.02176     94      29.58621

25       .10925      60       1.08512
26       .11342      61       1.16461
27       .11676      62       1.26705
28       .12093      63       1.39168
29       .12594      64       1.53097

30       .13178      65       1.67817
31       .13679      66       1.82821
32       .14264      67       1.97342
33       .15015      68       2.12062
34       .15850      69       2.28097

83-705

SUMMARY OF BENEFITS

LIVING BENEFITS

While the insured is alive, subject to this policy's provisions, you may:

1.
Change the amount and frequency of your premium payments;

2.
Change the allocation of your premiums;

3.
Change the Face Amount;

4.
Change the Death Benefit Option;

5.
Make transfers between accounts;

6.
Surrender this policy for its Cash Surrender Value;

7.
Make a Partial Withdrawal;

8.
Take a Policy Loan;

9.
Assign this policy as collateral;

10.
Change the beneficiary;

11.
Transfer ownership; and

12.
Exercise any other rights this policy allows.

DEATH BENEFITS

At the insured's death, the proceeds payable include the Death Benefit then in force:

Plus any additional amounts provided by rider;

Plus a refund of any policy loan interest we have charged but not earned;

Minus any Loan Amount; and

Minus any unpaid Monthly Deductions.

THE CONTRACT

This policy is a legal contract. Read your policy carefully! You rely on us to provide its benefits; we rely on you to pay its premiums. The entire contract is this policy and all applications, Policy Data Pages, riders, and amendments attached at time of issue or agreed upon later.

Unless fraudulent, all statements made by or on behalf of anyone covered by this policy are representations and not warranties. No statement can be used to cancel this policy or can be used in our defense if we refuse to pay a claim, unless it is found in an application, rider, or amendment.

CHANGES

Policy changes must be in writing and signed by our President or Secretary, or one of our Vice Presidents or Assistant Secretaries. No agent or any other person may alter or change the terms and conditions of this policy.

GENERAL DEFINITIONS

IN FORCE

This policy is in effect.

THE INSURED

The person upon whose life this policy is issued. The Policy Data Page lists the insured.

PROCEEDS

The amount we pay when the insured dies or when this policy is surrendered.

WE, US, OUR

ReliaStar Bankers Security Life Insurance Company at our Home Office in Woodbury, New York.

85-252                                                                       3

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office. The form and content of the request or notice must be acceptable to us.

YOU, YOUR

The owner of this policy, as shown on the Policy Data Page, unless changed as allowed in this policy. The insured owns this policy unless another owner is named.

POLICY DEFINITIONS

ACCUMULATION UNIT

A unit of measure used to determine the Variable Accumulation Value.

ACCUMULATION VALUE

The total amount that this policy provides for investment at any time. The Accumulation Value is the total of the Fixed Accumulation Value and the Variable Accumulation Value.

AGE 65, 75, AND 95

The policy anniversary on or next following the insured's 65th, 75th, and 95th birthdays, respectively.

CASH VALUE

The Accumulation Value minus any Surrender Charge.

CASH SURRENDER VALUE

The amount payable to you if you surrender this policy. It is the Cash Value minus any Loan Amount and unpaid Monthly Deductions.

THE CODE

The Internal Revenue Code of 1986, as amended.

FACE AMOUNT

The minimum Death Benefit payable as long as this policy is in force. The initial Face Amount is shown on the Policy Data Page. You may change the Face Amount as described in this policy.

FIXED ACCOUNT

All our assets other than those allocated to the Variable Account or any other separate account. We have complete ownership and control of the assets in the Fixed Account.

LOAN AMOUNT

The sum of all unpaid policy loans, including preferred loans.

MONTHLY ANNIVERSARY

Whenever your Monthly Anniversary falls on a date other than a Valuation Date, the Monthly Anniversary will be the next Valuation Date. The first Monthly Anniversary is on the Policy Date.

POLICY DATE

The Policy Date is shown on the Policy Data Page. We use the Policy Date to determine policy years, policy months, Monthly Anniversaries, and policy anniversaries.

5246                                                                          4

SUB-ACCOUNT

A subdivision of the Variable Account. Each Sub-account invests exclusively in the shares of one of the mutual funds shown on the Policy Data Page, or added later.

VALUATION DATE

The close of business each day that the New York Stock Exchange is open for trading and valuations have not been suspended by the Securities and Exchange Commission. We may also declare a Valuation Date on any other day on which there is sufficient trading in the mutual funds' portfolio to materially affect the Accumulation Unit Value in the corresponding Sub-account.

VALUATION PERIOD

The period of time between a Valuation Date and the next Valuation Date.

VARIABLE ACCOUNT

ReliaStar Bankers Security Variable Life Separate Account I, a separate investment account of ours. The Variable Account is used only to receive and invest Net Premiums paid under our variable life insurance policies. The assets of the Variable Account will be valued on each Valuation Date. We have complete ownership and control of the assets in the Variable Account.

Assets of the Variable Account equal to its liabilities will not be charged with liabilities arising out of any other business we conduct. However, we may transfer any assets which exceed the liabilities of the Variable Account to our Fixed Account.

The Variable Account is treated as a unit investment trust under federal securities laws. It is registered with the Securities and Exchange Commission according to the Investment Company Act of 1940. It was established under the insurance laws of the State of New York. Any change in the investment policy of the Variable Account must be approved by the Department of Insurance of the State of New York according to the approval process on file with the State.

DEATH BENEFIT

This policy has two Death Benefit Options. The Death Benefit Option in effect on the Policy Date is shown on the Policy Data Page. All values are determined as of the Valuation Date on or next following the date of the insured's death. The two Death Benefit Options are:

OPTION A (LEVEL AMOUNT OPTION) -The Death Benefit is the greater of:

1.
The Face Amount; or

2.
The Accumulation Value multiplied by the Corridor Percentage, according to the insured's attained age, as shown on the Policy Data Page.

85-253                                                                       5

OPTION B (VARIABLE AMOUNT OPTION) -The Death Benefit is the greater of:

1.
The Face Amount plus the Accumulation Value; or

2.
The Accumulation Value multiplied by the Corridor Percentage, according to the insured's attained age, as shown on the Policy Data Page.

On or after the anniversary after the insured's Age 95, the Death Benefit is equal to the Accumulation Value.

REQUESTED CHANGES IN FACE AMOUNT

After the second policy year, you may request an increase or decrease in your Face Amount by notifying us in writing. Changes in Death Benefit Option also change the Face Amount. (See Changes in Death Benefit Option.)

INCREASES

Increases in Face Amount must be at least $5,000. You cannot increase the Face amount after the insured's Age 75.

We may require written proof that the insured is still insurable before making an increase. An approved increase goes into effect on the Monthly Anniversary on or next following the date of the approval. At least two years must lapse between increases.

An increase is subject to a free look period during which you have the right to request us to cancel the increase and receive a refund. The request must be made by midnight of the 20th day after you receive the new Policy Data Page for the increase.

If you cancel an increase during this period, we will restore the Accumulation Value by refunding the amount of any deductions and charges associated with the increase, or, upon request, you can receive that amount in cash.

DECREASES

You cannot decrease the Face Amount below the Minimum Face Amount shown on the Policy Data Page. If, following a requested decrease in Face Amount, this Policy would no longer qualify as life insurance under federal tax law, we will limit the decrease to an amount that would maintain that qualification.

Changes go into effect on the Monthly Anniversary on or next following the date we receive your request. At least six months must elapse between decreases.

For the purpose of determining the cost of insurance when more than one Rate Class applies to the current Face Amount, the Face Amount will be reduced in the following order:

1.
The Face Amount provided by the most recent increase;

2.
The next most recent increases successively; and

3.
The initial Face Amount.

EFFECT OF REQUESTED CHANGES IN FACE AMOUNT

A change in Face Amount will affect the Monthly Deduction because the cost of insurance and the Monthly Expense Charge are based on the Face Amount. The cost of certain rider benefits may also be affected.

If the Death Benefit Guarantee is in effect, we will calculate a new Minimum Monthly Premium for the Death Benefit Guarantee from the effective date of the change in Face Amount. Additional premium payments may be required to maintain the Death Benefit Guarantee. A decrease in Face Amount will reduce the Minimum Monthly Premium. We will send you a new Policy Data Page with the new Minimum Monthly Premium.

An increase in Face Amount will increase Surrender Charges. We will send you a new Policy Data Page showing the amount and duration of the new Surrender Charges. Decreases in Face Amount do not reduce the Surrender Charge.

5247                                                                         6

CHANGES IN DEATH BENEFIT OPTION

You may request in writing to change the Death Benefit Option. A change in Death Benefit Option will also change the Face Amount. If you change from Option A (Level Amount Option) to Option B (Variable Amount Option), the Face Amount is decreased by an amount equal to the Accumulation Value on the effective date of the change. The change is effective on the Monthly Anniversary on or next following the date we receive your request. You cannot change the Death Benefit Option if the resulting Face Amount would fall below the Minimum Face Amount shown on the Policy Data Page.

If you change from Option B (Variable Amount Option) to Option A (Level Amount Option), the Face Amount is increased by an amount equal to the Accumulation Value on the effective date of the change. The change is effective on the Monthly Anniversary on or next following the date we receive your request. We do not require proof of insurability for this increase.

A change in Face Amount due to a change in Death Benefit Option will affect the Monthly Deduction because the cost of insurance and the Monthly Expense Charge depend on the Face Amount. The cost of certain rider benefits may also be affected.

The Surrender Charges will not be affected by a change in the Death Benefit Option.

PREMIUMS

There is no insurance under this policy until the initial premium is paid. The initial premium is shown on the Policy Data Page. All premiums are payable in advance of the period to which they apply.

NET PREMIUM

When you pay a premium, we deduct the Premium Expense Charge. The Premium Expense Charge is equal to 1 plus 2 (1 + 2), where:

1.
Is the premium multiplied by the Percent of Premium Charge shown on the Policy Data Page; and

2.
Is the Premium Processing Charge. The Premium Processing Charge is subject to change, but will not exceed the Maximum Premium Processing Charge shown on the Policy Data Page.

The amount remaining after we have deducted the Premium Expense Charge from a premium is the Net Premium. The Net Premium is credited to the Fixed Account and the Sub-accounts of the Variable Account according to your allocation.

The portion of the Net Premium allocated to the Fixed Account earns interest as described in the Fixed Accumulation Value provision of the policy.

The portion of the Net Premium allocated to a Sub-account is invested at net asset value in shares of a specified mutual fund. As of the Policy Date, the mutual funds in which the Sub-accounts invest are listed on the Policy Data Page. A Sub-account may be added later or deleted according to the "Substitution of Mutual Fund Shares" provision of this policy.

ALLOCATION OF PREMIUMS

The initial allocation of premiums to the Fixed Account and the Sub-accounts of the Variable Account is specified on the application for this policy, and is shown on the Policy Data Page. You may change the allocation at any time by notifying us in writing. Changes will not be effective until the date we receive your notice, and will only affect premiums we receive on or after that date. You may allocate 100% to any account or divide your allocation in whole percentage points totaling 100%.

85-254                                                                        7

AMOUNT AND TIMING OF PREMIUM PAYMENTS

The amount and frequency of premium payments will affect the Accumulation Value, the Cash Surrender Value, and how long the life insurance provided by this policy will remain in force.

After the initial premium you may determine the amount and timing of premium payments, within the following restrictions:

1.
We may require proof which satisfies us that the insured is still insurable if any premium, planned or unscheduled, would increase the difference between the Death Benefit and the Accumulation Value;

2.
We reserve the right to refuse to accept any premium which would disqualify your policy for favorable tax treatment under the Code. If premiums paid during any Policy Year exceed the maximum permitted under the Code, we will return the excess premiums with interest to you within 60 days after the end of the policy year. However, you have the right to pay the premium required to keep this policy in force to the end of the policy year;

3.
We may refuse to accept any premium less than $25; and

4.
We reserve the right to refuse any premium after the insured's Age 95.

You may pay premiums by sending them to the address shown below. Please include your policy number. The current address for payment is:

ReliaStar Bankers Security Life Insurance Company
P.O. Box 802511
Chicago, Illinois  60680-2511

Upon request, we will send you a receipt signed by one of our officers.

PLANNED PERIODIC PREMIUMS

You may pay planned periodic premiums annually, semi-annually, quarterly, or, if you choose, we can also deduct planned periodic premiums from your bank account monthly. We will notify you of your planned periodic premium at least once a year.

The amount and frequency of the initial planned periodic premiums are shown on the Policy Data Page. You may change the frequency and amount of planned periodic premiums by notifying us in writing of the change. We reserve the right to limit the amount of any increase.

We may send you periodic premium notices depending on the frequency and method of premium payment you have chosen.

UNSCHEDULED ADDITIONAL PREMIUMS

Premiums, other than planned periodic premiums, may be paid at any time except while this policy is in force as paid-up life insurance. We may limit the number and amount of these additional payments. (See "Amount and Timing of Premium Payments" above.)

DEATH BENEFIT GUARANTEE

The Death Benefit Guarantee Period is shown on the Policy Data Page and begins on the Policy Date. The Death Benefit Guarantee is in effect during the Death Benefit Guarantee Period if, on each Monthly Anniversary since the Policy Date, 1 is equal to or greater than 2, where:

1.
Is the sum of all premiums paid minus any partial withdrawals and any Loan Amount; and

2.
Is the sum of Minimum Monthly Premiums since the Policy Date, including the Minimum Monthly Premium for the current Monthly Anniversary.

If the Death Benefit Guarantee is in effect, we guarantee that we will not lapse your policy, even if the Cash Surrender Value is not sufficient to pay the Monthly Deduction that is due. Although we determine each month whether or not you have made sufficient premium payments to maintain the Death Benefit Guarantee, you do not have to pay premiums monthly.

5248                                                                          8

If, on any Monthly Anniversary you have not made sufficient premium payments to maintain the Death Benefit Guarantee, we will send you notice of the required payment. If we do not receive the required payment within 61 days following the date we mail you written notice, the Death Benefit Guarantee is no longer in effect and cannot be reinstated.

POLICY CHANGES AFFECTING THE MINIMUM MONTHLY PREMIUM

The Minimum Monthly Premium may be affected by requested changes in Face Amount, changes in the Death Benefit Option, and may also be changed when a rider is added or terminated. The new Minimum Monthly Premium will be shown on a new Policy Data Page and applies from the date of the change.

GRACE PERIOD AND POLICY LAPSE

If the Death Benefit Guarantee is not in effect, the policy will lapse if, on any Monthly Anniversary, the Cash Surrender Value is less than the Monthly Deduction due.

We will lapse this policy at the end of a 61-day grace period if sufficient premium is not received. Sufficient premium is any premium such that the Net Premium is larger than the sum of 1 + 2, where:

1.
Is the amount by which the Accumulation Value is less than the Surrender Charge as of the beginning of the grace period; and

2.
Is the sum of past due Monthly Deductions.

The grace period begins on the date we send you written notice of the required payment.

If the insured dies during the grace period, we deduct any Loan Amount and any unpaid Monthly Deductions from the proceeds.

If the Death Benefit Guarantee is in effect, we will not lapse the policy.

REINSTATEMENT

Reinstatement means putting a lapsed policy back in force. You may reinstate this policy by written request any time within five years after it has lapsed, unless you surrendered this policy for its Cash Surrender Value.

This policy will be reinstated only as of a Monthly Anniversary. To reinstate this policy and any riders you must:

1.
Submit proof which satisfies us that all insureds are still insurable; and

2.
Pay a premium large enough such that the Net Premium is as large as the sum of the Surrender Charge after reinstatement, plus the Monthly Deductions for the date of reinstatement and the following Monthly Anniversary.

The Surrender Charges after reinstatement will be those in effect on the date of termination, reduced in the same proportion as the Accumulation Value on the date of termination to the Surrender Charge on that date. The Surrender Charge will not be less than zero.

The Accumulation Value on the date of reinstatement will be the amount provided by the Net Premium paid to reinstate this policy. Subsequent Accumulation Values will be calculated as shown in the Accumulation Value provision of this policy.

If you have met the above conditions and the insured dies before the Monthly Anniversary on which the policy would be reinstated, we will pay the Death Benefit as of that Monthly Anniversary.

The Death Benefit Guarantee cannot be reinstated.

ACCUMULATION VALUE

The Accumulation Value of this policy is equal to the sum of the Fixed Accumulation Value plus the Variable Accumulation Value.

FIXED ACCUMULATION VALUE

The Fixed Accumulation Value on the Policy Date is your Net Premium credited to the Fixed Account on that date minus the Monthly Deduction applicable to the Fixed Accumulation Value for the first policy month.

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ACCUMULATION VALUE (CONTINUED)

After the Policy Date, the Fixed Accumulation Value is calculated as 1 + 2 + 3 + 4 - 5 - 6, where:

1.
Is the Fixed Accumulation Value on the preceding Monthly Anniversary, plus interest from the Monthly Anniversary to the date of the calculation;

2.
Is the total of your Net Premiums credited to the Fixed Account since the preceding Monthly Anniversary, plus interest from the date premiums are credited to the date of the calculation;

3.
Is the total of your transfers from the Variable Account to the Fixed Account since the preceding Monthly Anniversary, plus interest from the date of transfer to the date of the calculation;

4.
Is the total of your Loan Amount transferred from the Variable Account since the preceding Monthly Anniversary;

5.
Is the total of your transfers to the Variable Account from the Fixed Account since the preceding Monthly Anniversary, plus interest from the date of transfer to the date of the calculation; and

6.
Is the total of your partial withdrawals from the Fixed Account since the preceding Monthly Anniversary, plus interest from the date of withdrawal to the date of the calculation.

If the date of the calculation is a Monthly Anniversary, we also reduce the Fixed Accumulation Value by the applicable Monthly Deduction for the policy month following the Monthly Anniversary.

INTEREST RATE ON THE FIXED ACCUMULATION VALUE

The interest rate applied in the calculation of the Fixed Accumulation Value will not be less than the Minimum Annual Interest Rate shown on the Policy Data Page. This rate is an effective annual interest rate compounded yearly. Interest in excess of the Minimum Annual Interest Rate may be applied in the calculation of your Fixed Accumulation Value in a manner which our Board of Directors determines.

The interest rate applied to any portion of the Accumulation Value which represents the Loan Amount may be less than the interest rate applied to the rest of the Accumulation Value, but not less than the Minimum Annual Interest Rate. Interest credited on the loaned Accumulation Value is credited annually on the Policy Anniversary to the Fixed Account and the Variable Account according to your premium allocation.

VARIABLE ACCUMULATION VALUE

The Variable Accumulation Value is the total of your values in each Sub-account. The value for each Sub-account is equal to 1 multiplied by 2, where:

1.
Is your current number of Accumulation Units; and

2.
Is the current Unit Value.

The Variable Accumulation Value will vary from Valuation Date to Valuation Date reflecting changes in 1 and 2 above.

ACCUMULATION UNITS

When transactions are made which affect the Variable Accumulation Value, dollar amounts are converted to Accumulation Units. The number of Accumulation Units for a transaction is found by dividing the dollar amount of the transaction by the current Unit Value.

The number of Accumulation Units for a Sub-account increases when:

1.
Net Premiums are credited to that Sub-account; or

2.
Transfers from the Fixed Account or other Sub-accounts are credited to that Sub-account.

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

ACCUMULATION VALUE (CONTINUED)

The number of Accumulation Units for a Sub-account decreases when:

1.
You take out a Policy Loan from that Sub-account;

2.
You take a partial withdrawal from that Sub-account;

3.
We take a portion of the Monthly Deduction from that sub-account; or

4.
Transfers are made from that Sub-account to the Fixed Account or other Sub-accounts.

UNIT VALUE

The Unit Value for a Sub-account on any Valuation Date is equal to the previous Unit Value multiplied by the Net Investment Factor for that Sub-account for the Valuation Period ending on that Valuation Date. The Unit Value was initially set at 10.00 when the Sub-account first purchased mutual fund shares.

NET INVESTMENT FACTOR

The Net Investment Factor is a number that reflects charges to this policy and the investment performance during a Valuation Period of the mutual fund in which a Sub-account is invested. If the Net Investment Factor is greater than one, the Unit Value is increased. If the Net Investment Factor is less than one, the Unit Value is decreased. The Net Investment Factor for a Sub-account is determined by dividing 1 by 2, ( 1/2 ), where:

1.
Is the result of:

a.
The net asset value per share of the mutual fund shares in which the Sub-account invests, determined at the end of the current Valuation Period;

b.
Plus the per share amount of any dividend or capital gain distributions made on the mutual fund shares in which the Sub-account invests during the current Valuation Period; and

c.
Plus or minus a per share charge or credit for any taxes reserved for which we determine to have resulted from the investment operations of the Sub-account and to be applicable to this policy.

2.
Is the result of:

a.
The net asset value per share of the mutual fund shares held in the Sub-account, determined at the end of the last prior Valuation Period; and

b.
Plus or minus a per share charge or credit for any taxes reserved for the last prior Valuation Period which we determine to have resulted from the investment operations of the Sub-account and to be applicable to this policy.

MONTHLY DEDUCTION

The Monthly Deduction is a charge made monthly against the Accumulation Value. The Monthly Deduction for a policy month will be calculated as 1, plus 2, plus 3, plus 4, plus 5 (1 + 2 + 3 + 4 + 5), where:

1.
Is the cost of any rider benefits, other than any Waiver of Monthly Deduction rider, for the policy month;

2.
Is the cost of insurance for this policy for the policy month;

3.
Is the Monthly Mortality and Expense Risk Charge for the policy month;

4.
Is the Monthly Expense Charge for the policy month; and

5.
Is the cost of any Waiver of Monthly Deduction rider for the policy month.

The Monthly Deduction is taken from the Fixed Accumulation Value and the Variable Accumulation Value on a proportionate basis as of the Monthly Anniversary.

85-256                                                                       11

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MONTHLY DEDUCTION (CONTINUED)

The portion of the Monthly Deduction we deduct from the Fixed Accumulation Value is determined by the proportion of the Fixed Accumulation Value minus the Loan Amount to the Accumulation Value minus the Loan Amount.

The portion of the Monthly Deduction we deduct from each Sub-account of the Variable Account is based on the proportion of the value of each Sub-account to the Accumulation Value minus the Loan Amount.

COST OF INSURANCE

We determine the cost of insurance on a monthly basis. The cost of insurance for a policy month is calculated as 1 multiplied by the result of 2 minus 3 (1 x (2
- 3)), where:

1.
Is the cost of insurance rate as described in the Cost of Insurance Rates provision of this policy;

2.
Is the Death Benefit at the beginning of the policy month, divided by 1.004074; and

3.
Is the Accumulation Value immediately before the Monthly Deduction, minus the cost of any rider benefits other than any Waiver of Monthly Deduction rider, for the month.

The cost of insurance is determined separately for the Initial Face Amount and any increases made later. If the Rate Class for the initial Face Amount is different from that of an increase, the Accumulation Value used in 3 above will be first considered a part of the initial Face Amount. If the Accumulation Value on the Monthly Anniversary exceeds the initial Face Amount, it will be considered to be part of any increase in the Face Amount in order of the increases.

COST OF INSURANCE RATES

The monthly cost of insurance rate for this policy is based on the insured's sex, Issue Age, and Rate Class as shown on the Policy Data Page, and the policy year. If your Death Benefit is a percentage of the accumulation value as described under the definition of "Death Benefit" in Level Amount Option, item 2, or Variable Amount Option, item 2, the Rate Class with the most recent effective date will apply. Issue Age means age last birthday on the effective date of the coverage.

Except for Face Amounts in a rated Rate Class, the cost of insurance rates can never be greater than those shown in the Table of Monthly Guaranteed Cost of Insurance Rates. This table is based on the Commissioners Standard Ordinary Mortality (CSO) Table shown on the Policy Data Page. For Face Amounts in a rated Rate Class, the guaranteed cost of insurance rates are calculated by multiplying the rates shown in the Table of Guaranteed Cost of Insurance Rates by the Rate Class Rating Factor shown on the Policy Data Page. The rates may also be increased by any extra cost of insurance shown on the Policy Data Page.

MONTHLY MORTALITY AND EXPENSE RISK CHARGE

The Monthly Mortality and Expense Risk Charge for a policy month will be calculated as 1 multiplied by 2, ( 1 x 2 ), where:

1.
Is the Mortality and Expense Risk Charge, which will not exceed the Maximum Mortality and Expense Risk Charge shown on the Policy Data Page, divided by 12; and

2.
Is the Accumulation Value before the Monthly Deduction, minus the cost of any rider benefits other than any Waiver of Monthly Deduction rider, minus the Cost of Insurance, minus the Monthly Expense Charge.

The Monthly Mortality and Expense Risk Charge pays us for assuming the mortality and expense risks under this policy.

5250                                                                        12

MONTHLY EXPENSE CHARGE

The Monthly Expense Charge for a policy month will be calculated as 1, plus 2, plus 3, plus 4 (1 + 2 + 3 + 4), where:

1.
Is the Monthly Administrative Charge. The Monthly Administrative Charge is subject to change, but will not exceed the Maximum Monthly Administrative Charge shown on the Policy Data Page.

2.
Is the Death Benefit Guarantee Charge shown on the Policy Data Page;

3.
Is the Monthly Policy Charge. This charge and the Term during which it is applied are shown on the Policy Data Page; and

4.
Is the Monthly Amount Charge. This charge is equal to the Monthly Amount Charge per $1,000, as shown on the Policy Data Page, multiplied by the Face Amount divided by $1,000. This charge applies to the Initial Face Amount and any increases in Face Amount during the Term shown on the Policy Data Page. The Term applies to the Initial Face Amount from the Policy Date and to any increases in Face Amount from the Effective Date of that increase. Any change in Face Amount due solely to a change of Death Benefit Option does not affect the charge.

ADJUSTMENTS TO POLICY COST FACTORS

Adjustments to the monthly cost of insurance rate and Monthly Administrative Charge will be by Rate Class and based upon changes in future expectations for mortality, persistency, interest, taxes, and expenses. Any changes to the monthly cost of insurance rate or Monthly Administrative Charge will be made only prospectively, based on future expectations, in accordance with procedures and standards on file with the New York Insurance Department. Changes will not be used to recoup past losses or distribute past gains. The experience underlying the monthly cost of insurance rate will be reviewed at regular intervals, no less often than every five years.

BASIS OF COMPUTATIONS

Where required, a detailed statement of the method of computation of cash values under this policy has been filed with the insurance department of the state in which this policy was delivered. Cash values under this policy are not less than the minimums required by the state in which this policy was delivered.

NONFORFEITURE PROVISIONS

CONTINUATION OF INSURANCE

Even if you do not make additional premium payments your insurance coverage under this policy, and any benefits provided by rider, will stay in force as long as the Cash Surrender Value is large enough to cover the Monthly Deduction. If the Cash Surrender Value is less than the Monthly Deduction due, we will use the Cash Surrender Value to continue the insurance during the grace period.

TRANSFERS

You may request in writing the transfer of all or part of your Accumulation Value between the Fixed Account and the Sub-accounts of the Variable Account. We only allow four transfers in a policy year. We consider all transfers received in the same request and made on the same Valuation Date as one transfer. We make a transfer on the first Valuation Date after we receive your written request.

We may make a charge for each transfer, but the charge may not exceed $25.00. All transfers are also subject to any charges and conditions imposed by the mutual fund whose shares are involved.

TRANSFERS FROM THE FIXED ACCOUNT

To transfer all or part of your Fixed Accumulation Value, you must meet the following conditions:

1.
The request to transfer must be postmarked no more than 30 days before the policy anniversary, and no later than 30 days after the

85-257                                                                       13
policy anniversary. Only one transfer is allowed during this period;

2.
The Fixed Accumulation Value after the transfer must be at least equal to the Loan Amount;

3.
No more than 50% of the Fixed Accumulation Value (minus any Loan Amount) may be transferred unless the balance, after the transfer, would be less than $1,000. If the balance would fall below $1,000, the full Fixed Accumulation Value (minus any Loan Amount) may be transferred; and

4.
You must transfer at least $500, or the total Fixed Accumulation Value (minus any Loan Amount) if less than $500.

TRANSFERS FROM A SUB-ACCOUNT

To transfer from a Sub-account, Accumulation Units are redeemed on the next Valuation Date after we receive your request and their value is reinvested in other Sub-accounts, or the Fixed Account, as directed in your request.

CASH VALUE,  CASH  SURRENDER  VALUE,  TOTAL  SURRENDER,  AND PARTIAL  WITHDRAWAL
BENEFITS

CASH VALUE

The Cash Value of this policy is the Accumulation Value minus any Surrender Charge.

The Cash Value is never less than zero.

CASH SURRENDER VALUE

The Cash Surrender Value of this policy is the Cash Value minus the Loan Amount and any unpaid Monthly Deductions.

SURRENDER CHARGE

We make a Surrender Charge if you surrender this policy or it lapses. The Surrender Charge is the Maximum Surrender Charge minus the Premium Related Surrender Charge Reduction. The Surrender Charge is not less than zero.

INITIAL FACE AMOUNT

The Maximum Surrender Charge applicable to the Initial Fact Amount depends on the Initial Face Amount and the insureds sex, Issue Age, and Rate Class. The amount and duration of the Unadjusted Surrender Charge applicable to the Initial Face Amount is shown on the Policy Data Page.

Whenever the total premiums paid are less than the Surrender Charge Whole Life Premium shown on the Policy Data Page, the Surrender Charge applicable to the Initial Face Amount will be reduced by the Premium Related Surrender Charge Reduction. The Premium Related Surrender Charge Reduction is calculated as 1 multiplied by the result of 2 minus 3 (1 x (2 - 3)), where:

1.
Is the Surrender Charge Reduction Factor shown on the Policy Data Page;

2.
Is the Surrender Charge Whole Life Premium shown on the Policy Data Page; and

3.
Is the total premiums paid.

REQUESTED CHANGES IN FACE AMOUNT

Additional Surrender Charges will apply to any approved increase in Face Amount, including Face Amount increases resulting from the Insured's Cost of Living Rider, if included with the policy. The additional Surrender Charge depends on the amount of the increase in Face Amount and the insured's sex, age, and Rate Class on the effective date of the increase. We will send you written notice of the amount and duration of the additional Surrender Charge. No Premium Related Surrender Charge Reductions are made for additional Surrender Charges applicable to increases in Face Amount.

If Surrender Charges are shown on an annual basis, they grade uniformly by policy month between the consecutive years shown.

Any increases or decreases in Face Amount resulting from changes in the Death Benefit Option, and any requested decreases in Face Amount, do not affect the Surrender Charges.

5251                                                                        14

CASH VALUE, CASH SURRENDER VALUE, TOTAL SURRENDER, AND PARTIAL WITHDRAWAL BENEFITS (CONTINUED)


TOTAL SURRENDER

You may surrender this policy for its Cash Surrender Value by sending us a written request.

PARTIAL WITHDRAWAL

After the first policy year, you may withdraw part of your Cash Surrender Value by sending us a written request. The amount of any partial withdrawal must be at least equal to $500.00. The maximum partial withdrawal equals the Cash Surrender Value multiplied by the Percent of Partial Withdrawal shown on the Policy Data Page. Only one partial withdrawal is allowed in any policy year. We may make a charge for each partial withdrawal, but the charge will not exceed $25.00.

Unless you specify, we make partial withdrawals from the Fixed Accumulation Value and the Variable Accumulation Value on a proportionate basis. For the purpose of calculating the proportion, the Loan Amount is subtracted from the Fixed Accumulation Value. We make partial withdrawals from a Sub-account by the automatic surrender of Accumulation Units.

THE EFFECT OF PARTIAL WITHDRAWALS

The Accumulation Value will be reduced by the amount of any partial withdrawal. The Death Benefit will also be reduced by the amount of the withdrawal, or, if the Death Benefit is based on the corridor percentage of Accumulation Value, by an amount equal to the corridor percentage times the amount of the withdrawal.

The Face Amount will be reduced by the amount of the partial withdrawal if Option A (Level Amount Option) is in effect. We do not allow a withdrawal if the Face Amount after a partial withdrawal would be less than the Minimum Face Amount shown on the Policy Data Page. If more than one Premium Class applies to the current Face Amount, for the purpose of determining the cost of insurance, the Face Amount will be reduced in the following order:

1.
The Face Amount provided by the most recent increase;

2.
The next most recent increases successively; and

3.
The initial Face Amount.

If Death Benefit Option B (Variable Amount Option) is in effect, a partial withdrawal does not affect the Face Amount.

A partial withdrawal may cause the Death Benefit Guarantee to terminate. The amount of the partial withdrawal is deducted from the total premium paid in calculating whether sufficient premiums have been paid to maintain the Death Benefit Guarantee.

POLICY LOANS

After the first policy year, if this policy has a Loan Value, you may take out a loan from us by written request. We use this policy as security for the loan. Each loan must be at least $500.

We will not lend you more than the Loan Value.  The Loan Value is 1, minus 2, (1
- 2), where:

1.
Is the Cash Value; and

2.
Is the existing Loan Amount.

When we make a policy loan, the amount of the policy loan will be segregated within the Fixed Accumulation Value of your policy as security for the loan. Unless you specify, amounts held as security for the loan will come from the Fixed Accumulation Value and the Variable Accumulation Value on a proportionate basis. For the purpose of determining the proportion, we subtract any existing Loan Amount from the Fixed Accumulation Value.

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

POLICY LOANS (CONTINUED)

Amounts equal to the portion of the policy loans coming from the Sub-accounts of the Variable Account are transferred to the Fixed Account, reducing the Variable Accumulation Value. These transfers are not treated as transfers for the purpose of the transfer charge or the limit on the number of transfers in a policy year.

EFFECT OF THE POLICY LOANS

If not repaid, we deduct any unpaid policy loans before paying the proceeds. If, at any time, the Loan Amount exceeds the Cash Value the grace period goes into effect and we may lapse this policy. A loan may cause the Death Benefit Guarantee to terminate. The Loan Amount is deducted from the total premiums paid in calculating whether you have paid premiums sufficient to maintain the Death Benefit Guarantee.

LOAN INTEREST

We charge interest on the Loan Amount at the Loan Interest Rate shown on the Policy Data Page, unless we charge a lower rate. After the tenth policy year, we charge interest at the Preferred Loan Interest Rate shown on the Policy Data Page on the portion of your Loan Amount that is not greater than the result of ( 1 - 2 + 3 ), where:

1.
Is the Accumulation Value;

2.
Is the sum of all premiums paid; and

3.
Is the sum of all partial withdrawals.

This result is called the Preferred Loan Amount.

The Preferred Loan Amount is calculated on the date of any loan and on each policy anniversary thereafter. Policy loan repayments received will be applied first to reduce the portion of your policy loan that is not the Preferred Loan Amount, and then to reduce the Preferred Loan Amount.

On the date of any policy loan, interest is due in advance for the remainder of the policy year. On each policy anniversary thereafter, interest is due in advance for the next full policy year. Any unpaid interest is added to the Loan Amount, and we charge interest on it.

REPAYMENT

You may repay all or part of any policy loan during the insured's lifetime. If not repaid during the insured's lifetime, we deduct the Loan Amount from the proceeds. We generally consider any payments we receive, planned or unscheduled, as premium payments. Therefore, when you make a payment on a policy loan, to avoid a Premium Expense Charge, you must tell us that you are making a loan payment. We reserve the right to consider any payment we receive as a loan repayment at our discretion.

Loan repayments reduce the Loan Amount. We will transfer from the Fixed Account to each Sub-account of the Variable Account, 1 multplied by 2 ( 1 x 2 ), where:

1.
Is the amount of the loan repayment; and

2.
Is the current proportion used to allocate premiums to that Sub-account.

These transfers are not treated as transfers for the purpose of the transfer charge or the limit on the number of transfers in a policy year.

DELAY OF PAYMENT ON SURRENDER, PARTIAL WITHDRAWALS AND LOANS

The amount surrendered, withdrawn, or loaned will normally be paid to you within 7 days of:

1.
Receipt of your written request; and

2.
Receipt of your policy, if required.

We may delay making the payment when we are not able to determine the Variable Accumulation Value because:

1.
The New York Stock Exchange is closed for trading; or

2.
The Securities and Exchange Commission determines that a state of emergency exists.

5252                                                                        16

We have the right to delay making a surrender, partial withdrawal, or loan from the Fixed Account for up to six months from the date we receive your request. If we delay payment for 30 days or more, we pay interest at an effective annual rate of 3-1/2% from the date of the surrender, partial withdrawal, or loan request to the date of payment.

BENEFICIARY

The beneficiary is named to receive the proceeds to be paid at the insured's death. You may name one or more beneficiaries on the application. Later, you may name, add, or change beneficiaries by written request as described below. You may also choose to name a beneficiary whom you cannot change without his or her consent. This is an irrevocable beneficiary.

NAMING, ADDING, OR CHANGING BENEFICIARIES

You can name, add, or change beneficiaries by written request if all of these are true:

1.
This policy is in force;

2.
The insured is alive; and

3.
We have the written consent of all irrevocable beneficiaries.

A change will take effect as of the date it is signed but will not affect any payment we make or action we take before receiving your request.

PAYING PROCEEDS

We pay death proceeds in the following order:

1.
Collateral assignees, if any, have first priority;

2.
The beneficiary, if any, receives any proceeds that remain. If there is more than one beneficiary, each receives an equal share, unless you have requested another method in writing. To receive proceeds, a beneficiary must be living on the 10th day after the insured's death; then

3.
If there are no beneficiaries, you receive any proceeds that remain.

CONTROL OF POLICY

OWNERSHIP

As owner, you have the rights and duties outlined in this policy. However, we need the written consent of all irrevocable beneficiaries and collateral assignees, if you wish to:

1.
Surrender this policy or make a partial withdrawal;

2.
Take out a policy loan;

3.
Change the owner;

4.
Name or change a contingent owner;

5.
Add a Children's Insurance Rider;

6.
Add an Additional Insured Rider;

7.
Add a Term Insurance Rider;

8.
Change the Face Amount; or

9.
Change the Death Benefit Option.

85-259                                                                       17

We need the written consent of all irrevocable beneficiaries, if you wish to

1.
Change a beneficiary;

2.
Choose or change a Settlement Option; or

3.
Assign this policy or any of its benefits as collateral.

Your rights, as outlined in this policy, end at the insured's death.

COLLATERAL ASSIGNMENT

You may assign the benefits of this policy as collateral for a debt. This limits your rights to the Cash Surrender Value and the beneficiary's rights to the proceeds. A collateral assignment does not change the owner. A collateral assignee does not have ownership rights.

An assignment is not binding on us until we receive written notice of it. We assume no responsibility as to the validity of any assignment. When we pay proceeds, we may rely on what the collateral assignee states as the debt due.

CHANGING OWNERSHIP

You can change the owner of this policy by sending us a written request. This is called an "absolute assignment." You transfer all your rights and duties as owner to a new owner. The new owner can then make any change the policy allows.

You can also name a contingent owner who will own this policy at your death. You may name, change, or withdraw a contingent owner by sending us a written request.

An absolute assignment or contingent owner request:

1.
Does not change the coverage or the beneficiary;

2.
Applies only if we receive your request;

3.
Takes effect from the date signed;

4.
Does not affect any payment we make or action we take before receiving your request; and

5.
Is not a collateral assignment.

SETTLEMENT OPTIONS

Settlement Options are ways of paying the proceeds of this policy. These options apply to:

1.
Payment of proceeds at death; and

2.
Proceeds  payable  upon full  surrender  of this  policy for its Cash  Surrender
Value.

Proceeds applied under a settlement option no longer earn interest at the rate applied to the Fixed Account or participate in the investment experience of the Variable Account.

CHOOSING OPTIONS

Settlement Options are chosen or withdrawn by making a written agreement with us or by sending us written notice. Our approval is needed for an option to be chosen or withdrawn. Before the insured's death, only you can choose or withdraw an option. After the insured's death, a beneficiary may choose an option depending on prior restrictions made by you or a collateral assignee. A change of beneficiary or owner withdraws all chosen options; you must choose again any options you want.

We issue a supplemental contract for proceeds applied under any option. We need not accept an option where less than $2,500 will be applied for each payee. In this case, we may pay a payee's proceeds in one sum. Under an installment option, each payment must be at least $25. If needed, we may increase the time between payments to three months, six months, or a year to make each payment at least $25.

5253                                                                         18

PAYING PROCEEDS

A payee is one to whom we may pay part or all of the proceeds or interest. The primary payee is the first person to whom benefits are payable. If the primary payee dies before we have made all payments under Options 2, 3, or 4, we pay the remaining payments to any contingent payee. We pay the proceeds in one sum, unless one or more of the following options are requested and we agree to it. We will also use any other method of payment that is acceptable to you and to us.

Under Options 2, 3, 4, and 5, we pay the first installment as of the date we issue a supplemental contract to pay the proceeds.

Under Option 6, we pay the first installment at the end of the interval it applies to.

OPTION 1

The proceeds are left with us to earn interest. The withdrawal rights, the length of time we will hold the proceeds, and any future change of option are subject to our approval.

OPTION 2

We pay the proceeds with interest in equal installments for the amount you choose at equal intervals until the proceeds and interest are all paid. The interval you choose may be a month, 3 months, 6 months, or a year. The amount chosen for each installment must be such that the total installments payable in any 12 months is at least 7% of the total amount of the proceeds.

The last installment will be for the remaining proceeds and interest, and might not be equal to the other installments.

OPTION 3

We pay the proceeds in equal installments at equal intervals for the number of years you choose. The interval may be a month, three months, six months, or a year. Use the Option 3 Table to determine the amount of each installment. If you ask, we will tell you the payment amounts for numbers of years or intervals not shown.

OPTION 3 TABLE

NUMBER OF      MONTHLY PAYMENTS
YEARS          PER $1000
               OF PROCEEDS

5              $18.12
10             $ 9.83
15             $ 7.10
20             $ 5.75
25             $ 4.96


OPTION 4

The proceeds are used to provide an annuity with 60, 120, 180, or 240 months "certain". This means that we continue paying the primary payee in equal monthly installments for as long as the primary payee lives with a number of months "certain". "Certain" means that we make payments for at least as long as the period you choose (either 60, 120, 180, or 240 months), no matter when the primary payee dies. If the primary payee dies before the "certain" period ends, the remaining payments are payable to the contingent payee.

We compute the installments using the calendar year in which the proceeds are applied and the payee's sex and age at that time. We require written proof of the payee's age. The Option 4 Table shows the amount of each installment for a 120-month "certain" period plus as long after as the primary payee lives. We compute the amount of each installment for the other "certain" periods on a similar basis. If you ask, we will tell you any of these payment amounts.

OPTION 4 TABLE

MONTHLY INCOME WITH 120 MONTHS CERTAIN

         MONTHLY INCOME
         PER $1000 OF PROCEEDS

         MALE       FEMALE
AGE

50       $ 4.50     $ 4.23
55       $ 4.88     $ 4.56
60       $ 5.38     $ 5.00
65       $ 6.03     $ 5.58
70       $ 6.85     $ 6.38

85-260                                                                       19

OPTION 5

The proceeds are used to provide a "joint and two-thirds to survivor" life income for two payees. We make monthly payments jointly to the two payees as long as they both live. When one payee dies, the other receives two-thirds of the amount of the joint monthly payment for life. Payments stop when both payees have died. We compute the payment amounts using the calendar year in which the proceeds are applied and the payees' sexes and ages when the proceeds are applied. The original monthly payment for joint payees, one male and one female, is shown for selected ages in the Option 5 Table. We will quote values for other age and sex combinations upon request.

OPTION 5 TABLE

ORIGINAL MONTHLY INSTALLMENT FOR EACH $1000 OF PROCEEDS ACCORDING TO THE AGE AND SEX OF EACH PAYEE.

                  Male Age

Female     60       65       70
Age

60       $5.65    $5.95    $6.29
65        5.99     6.36     6.77
70        6.39     6.86     7.39

OPTION 6 (ANNUITY OPTION)

The proceeds are used to provide an annuity. Each annuity installment is 103% of the payment that we would make if the payee had used the proceeds to buy a similar, nonparticipating, single premium immediate annuity at our rates on the date the proceeds are applied. We pay these installments at the end of the interval to which they apply. We will not apply this option if a similar option would be more favorable to the payee when proceeds are applied.

DEATH OF PAYEE

Unless we have agreed otherwise, if a payee dies after we have paid or credited proceeds under Option 1, we will pay the proceeds and any unpaid interest in one sum to the payee's estate. Unless we have agreed otherwise, if a payee dies after we have paid or credited proceeds under Options 2, 3, or 4, we will pay the remaining payments to any contingent payees. If there are no contingent payees, we pay the following amounts to the primary payee's estate.

1.
Under Option 2, we will pay any unpaid sum left with us plus any unpaid interest on that sum.

2.
Under Option 3, we will pay the commuted value (based on interest at an effective annual rate of 3-1/2%) of any unpaid installments.

3.
Under Option 4, we will pay the commuted value (based on interest at an effective annual rate of 3-1/2%) of any unpaid installments remaining in the "certain" period.

5254                                                                        20

PROTECTION OF PROCEEDS

Unless we agree to it, a payee may not do any of the following:

1.
Withdraw any part of the proceeds or interest;

2.
Change the fixed payment intervals or the length of the payment period;

3.
Change the settlement option;

4.
Change the amount of payment;

5.
Surrender the supplemental contract for cash;

6.
Borrow against the supplemental contract; or

7.
Assign the supplemental contract.

If the payee chooses Options 1, 2, or 3, the payee may change the option and transfer the funds that remain to a new option. This applies unless prevented by a written agreement with us.

A payee's creditors may not claim any of the proceeds or interest. This provision applies unless altered by federal or state law.

INTEREST ON SETTLEMENT OPTIONS

We base the interest rate for proceeds applied under Options 1 and 2 on the interest rate we declare on funds that we consider to be in the same classification based on the option, restrictions on withdrawal, and other factors. The interest rate will never be less than an effective annual rate of 3-1/2%.

In determining amounts to be paid under Options 3 and 4, we assume interest at an effective annual rate of 3-1/2%. Also, for Option 3 and "certain" periods under Option 4, we credit any excess interest we may declare on funds that we consider to be in the same classification based on the option, restrictions on withdrawal, and other factors.

GENERAL PROVISIONS

VOTING OF MUTUAL FUND SHARES

While this policy is in force, you have the right to instruct us how to vote the the mutual fund shares attributable to this policy. All fund proxy material and forms used to give voting instructions will be sent to persons having voting interests.

We will vote the mutual fund shares held in Sub-accounts according to the instructions received, as long as:

1.
The Variable Account is registered as a unit investment trust under the Investment Company Act of 1940; and

2.
The assets of the Variable Account are allocated to Sub-accounts that are invested in mutual funds shares.

We may vote the mutual fund shares held in the Sub-accounts at our discretion if we determine that, because of applicable law or regulation, we do not have to vote the mutual fund shares according to the voting instructions received.

If we do not receive timely voting instructions from you, we will vote the applicable mutual fund shares in proportion to the instructions which are received with respect to the other policies providing benefits related to the applicable Sub-account.

The persons entitled to give voting instructions and the number of votes affected by their instructions will be determined as of a record date selected by us, not more than 90 days before the meeting of the applicable mutual fund.

This policy does not give you the right to vote at meetings of our stockholders and/or policyholders.

85-261                                                                       21

SUBSTITUTION OF MUTUAL FUND SHARES

We reserve the right, if permitted by law, to:

1.
Create new variable accounts;

2.
Combine variable accounts, including the ReliaStar Bankers Security Variable Life Separate Account I;

3.
Remove, add, or combine Sub-accounts and make the new Sub-accounts available to you at our discretion;

4.
Substitute shares of other investment funds or series thereof for those of the investment funds and series made available under the policy;

5.
Transfer assets of the ReliaStar Bankers Security Variable Life Separate Account I, which we determine to be associated with the class of contracts to which this policy belongs, to another variable account. (If this type of transfer is made, the term "ReliaStar Bankers Security Variable Life Separate Account I" as used in this poicy will then mean the variable account to which the assets were transferred.);

6.
Deregister the ReliaStar Bankers Security Variable Life Separate Account I under the Investment Company Act of 1940 if registration is no longer required;

7.
Make any changes required by the Investment Company Act of 1940;

8.
Operate the ReliaStar Bankers Security Variable Life Separate Account I as a managed company under the Investment Company Act of 1940 or any other form permitted by law; and

9.
Restrict or eliminate any voting privileges you or other persons may have as to the ReliaStar Bankers Security Variable Life Separate Account I.

PAYMENT OF PROCEEDS

We pay all proceeds of this policy when we receive the policy and proof of death. We make payments under Settlement Options 4, 5, and 6 only to a natural person in that person's own right. We adjust the proceeds payable on the death of the insured as follows:

1.
We refund any policy loan interest charged but not earned;

2.
We deduct any Loan Amount; and

3.
We deduct any unpaid Monthly Deductions due on or before the insured's death.

As of the date of death, the proceeds no longer earn interest at the rate applied to the Fixed Account or participate in the investment experience of the Variable Account. If payment is delayed more than 30 days, we pay interest on the proceeds at death for the time between the insured's death and the earlier of the following:

1.
The date we pay proceeds; or

2.
The date we issue a supplemental contract.

Interest on these funds is never less than an effective annual rate of 3-1/2%.

BENEFITS AT AGE 95

If the insured is living at Age 95, the Death Benefit will be equal to the Accumulation Value and the cost of insurance will be zero.

5255                                                                        22

INCONTESTABILITY

This policy has a two-year contestable period running from the Issue Date shown on the Policy Data Page. After this policy has been in force during the insured's lifetime for two years from the Issue Date, we cannot claim your policy is void or refuse to pay any proceeds unless the policy has lapsed.

If you make a Face Amount increase or premium payment which requires proof of insurability, the corresponding Death Benefit increase has its own two-year contestable period measured from the date of the increase in Death Benefit.

If this policy is reinstated, this provision will be measured from the date of reinstatement.

AGE AND SEX

If the insured's age or sex is misstated, the Death Benefit will be the amount that the most recent cost of insurance would purchase using the current cost of insurance rate for the correct age and sex.

SUICIDE

If the insured commits suicide within two years of the Issue Date, we do not pay the Death Benefit. Instead, we refund all premiums paid on this policy and any attached riders, minus any Loan Amounts and partial withdrawals.

If you make a Face Amount increase or premium payment which requires proof of insurability, the corresponding Death Benefit increase has its own two-year suicide limitation for the proceeds associated with that increase. If the insured commits suicide, while sane or insane, within two years of the effective date of the increase, we pay the Death Benefit prior to the increase and refund the cost of insurance for that increase.

TERMINATION

This policy terminates when any of the following occur:

1.
The required payment is not paid by the end of the grace period;

2.
The insured dies;

3.
The policy is surrendered for its full Cash Surrender Value; or

4.
The policy is amended according to the Amendment provision of this policy and you do not accept the amendment.

If we make a Monthly Deduction from the Accumulation Value after this policy terminates, the deduction is not considered a reinstatement of the policy or a waiver of the termination.

CONVERSION RIGHT

During the first two policy years and the first 24 months following the effective date of an increase in Face Amount, you may, by written request, convert this policy to a policy in which the benefits do not vary with the investment performance of the Variable Account. This conversion is done by transferring all or part of your Variable Accumulation Value to your Fixed Accumulation Value. You must tell us you are exercising your conversion rights when requesting the transfer. We will then waive the transfer charge and that transfer is not counted against the limit on the number of transfers in a policy year. You are allowed only one such transfer in each of these 24-month periods.

If you exercise this conversion right, we will automatically credit all future premium payments to the Fixed Account, until you specify a change in allocation. At the time of the transfer, there is no effect on the policy's Death Benefit, Accumulation Value, Face Amount, net amount at risk, Rate Class, or Issue Age.

85-262                                                                       23

ANNUAL STATEMENT

Each year we will send you an annual statement, free of charge, showing the following:

1.
Face Amount;

2.
Cash Surrender Values;

3.
Accumulation Values;

4.
Premiums paid;

5.
Planned periodic premiums;

6.
Interest credits;

7.
Death Benefit;

8.
Loan Amounts;

9.
Partial withdrawals;

10.
Transfers; and

11.
Charges since the last statement.

We will make a charge not to exceed $50 for any additional statements you request.

PROJECTION REPORT

If you ask, we will provide a report projecting future results. The report will be based on the following:

1.
The Death Benefit Option you specify;

2.
Planned periodic premiums you specify;

3.
The Accumulation Value at the end of the prior policy year; and

4.
Any other assumptions specified by you or us, subject to any limitations imposed by the Securities and Exchange Commission.

We will make a charge not to exceed $50 for each Projection Report you request.

NONPARTICIPATING

This contract does not entitle you to participate in our surplus.

AMENDMENT

We reserve the right to amend this policy to include any future changes relating to the following:

1.
Any Securities and Exchange Commission rulings and regulations;

2.
This policy's qualification for treatment as a Life Insurance policy under the following:

o  The Code;

o  Internal Revenue Service rulings and regulations; and

o  Any requirements imposed by the Internal Revenue Service.

We will send you a copy of any amendments promptly.

DISCLAIMER

We are not liable for any tax or tax penalty you owe resulting from failure to comply with the requirements of the Code, regulations and rulings imposed on this policy.

5256                                                                         24

FLEXIBLE PREMIUM
VARIABLE LIFE
INSURANCE POLICY

---------------------------------
Variable and/or Fixed
  Accumulation Values

Flexible Premiums Payable to the
  Insured's Age 95

Adjustable Face Amount

Death Benefit Guarantee

Death Benefit Options

Nonparticipating
-----------------------------------------------


NOTICE

To make a claim or exercise your rights under this policy, please write to us at the address below and include your policy number:

RELIASTAR      RELIASTAR BANKERS SECURITY
               LIFE INSURANCE COMPANY
               1000 Woodbury Road, Suite 102
               P. O. Box 9004
               Woodbury, New York 11797

Writing directly to us will save time and expense. You do not need to hire any person, firm, or corporation unless, because of a dispute, you wish to.


Page 25      85-251

ACCELERATED BENEFIT RIDER

This rider is a part of the base policy whose number is shown below. If not shown below, the Rider Data is shown on the Policy Data Page.

RIDER DATA

BASE POLICY NUMBER
RIDER ISSUE DATE
RIDER EFFECTIVE DATE

THIS IS A LIFE INSURANCE RIDER WHICH PAYS ACCELERATED DEATH BENEFITS AT YOUR OPTION UNDER CONDITIONS SPECIFIED IN THIS RIDER. THIS RIDER IS NOT INTENDED TO PROVIDE HEALTH, NURSING HOME, OR LONG-TERM CARE INSURANCE. CASH VALUES, LOAN VALUES, IF ANY, AND DEATH BENEFITS WILL BE REDUCED IF YOU RECEIVE BENEFITS UNDER THIS RIDER. BENEFIT PAYMENTS MAY AFFECT YOUR ELIGIBILITY TO RECEIVE MEDICAID AND OTHER GOVERNMENT BENEFITS OR ENTITLEMENTS.

BENEFITS PAID UNDER THIS RIDER MAY BE TAXABLE. YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR TO ASSESS THE IMPACT OF THIS BENEFIT.

DEFINITIONS

THE INSURED

The person insured under the base policy.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Bankers Security Life Insurance Company at its Home Office in Woodbury, New York.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office. The form and content of the request or notice must be acceptable to us. You may get forms for this purpose from us or from a ReliaStar Bankers Security Life agent.

POLICY

The base policy to which this rider is attached, including riders attached at time of issue and those agreed upon later.

ACCELERATED BENEFIT

The amount we will pay to you as described in this rider.

BENEFIT DATE

The date on which we approve your written request for an Accelerated Benefit.

ELIGIBLE DEATH BENEFIT

The death benefit payable under the policy and any riders by reason of death of the Insured, not reduced by policy loans, excluding accidental death benefit riders, decreasing term riders, and any death benefit that is within five years of its expiry date on the Benefit Date.

RELIASTAR

RELIASTAR BANKERS SECURITY                   Excuted at our Home Office
LIFE INSURANCE COMPANY                       John H. Flittie     President
                                             /s/ John H. Flittie
1000 Woodbury Road, Suite 102
P. O. Box 9004                               Susan M. Bergen     Secretary
Woodbury, New York 11797                     /s/ Susan M. Bergen

85-267                                                                        1

PHYSICIAN

A doctor of medicine or osteopathy legally authorized to practice medicine and surgery by the state in which he or she performs such function or action. This person may not be you, the Insured, a beneficiary, or be related to you, the Insured or a beneficiary under the policy.

TERMINAL ILLNESS

A non-correctable illness or physical condition that, with a reasonable degree of medical certainty, will result in the death of the Insured in 12 months or less from the date of a written statement, in a form acceptable to us, by a Physician.

BENEFITS

We will pay the Accelerated Benefit in a lump sum when we receive, during the lifetime of the Insured, written proof that the Insured has been diagnosed as having a Terminal Illness, subject to the conditions and limitations described in this rider. In the event of remission or cure of the Terminal Illness, we will not attempt to recover the Accelerated Benefit payment.

You may choose the amount of Accelerated Benefit, subject to the following:

1.
The maximum Accelerated Benefit is 50% of the Eligible Death Benefit.

2.
The sum of the Accelerated Benefit under all policies and riders issued by us on the life of the Insured may not exceed $250,000.

3.
The minimum Accelerated Benefit is the lesser of 25% of the Eligible Death Benefit or $50,000.

CONDITIONS

We will not pay the Accelerated Benefit until we receive proof of the Insured's Terminal Illness and the following conditions have been met:

1.
We have received your written request for an Accelerated Benefit in a form acceptable to us;

2.
We have received written consent from all irrevocable beneficiaries waiving their rights to any death benefit required to pay off the lien at the time of death. At our discretion, we may require written consent from a spouse, the Insured, other beneficiaries, or any other person whom we believe has a potential interest in the proceeds of the policy; and

3.
We have received an assignment form making us assignee of the policy for the amount of the lien.

LIMITATIONS

We will not pay the Accelerated Benefit:

1.
If either you or the Insured is required by a government agency to use the Accelerated Benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement;

2.
If either you or the Insured is required by a public health facility as defined in section 20 of the Public Health Law to use the Accelerated Benefit as a condition of admission to such health care facility or for providing any care in such facility;

3.
If either you or the Insured is required by law to use the Accelerated Benefit to meet the claims of creditors, whether in bankruptcy or otherwise;

4.
If the Terminal Illness results from intentionally self-inflicted injuries;

5.
If the policy is in force as either Extended Term Insurance or Reduced Paid-Up Insurance;

6.
If the policy is legally or equitably assigned, except to us as security for the lien;

5261                                                                          2

7.
If the policy is not in force or the death benefit under the policy is not payable for any reason;

8.
If the amount of the Accelerated Benefit, plus the amount of all Accelerated Benefits on the Insured from all policies issued by us, exceeds $250,000; or

9.
If there has already been an Accelerated Benefit paid on this policy through this Accelerated Benefit Rider.

EFFECT ON YOUR POLICY

The Accelerated Benefit will first be used to repay any outstanding policy loans and interest due. The remainder of the Accelerated Benefit will be paid to you.

BENEFITS PAID CREATE LIEN

The Accelerated Benefit plus accrued interest from the date of payment will be a lien against the policy and any riders that are part of the Eligible Death Benefit. The initial amount of the lien will be the amount of the Accelerated Benefit, plus any premiums or payments due under the policy on the Benefit Date, plus an administrative charge not to exceed $300.

When there is a lien against your policy:

1.
The amount payable at the death of the Insured under the policy will be reduced by the amount of the lien;

2.
Your access to the cash value of the policy through surrender, withdrawal, loan, or application of nonforfeiture provisions will be limited to the excess of the cash value of the policy over the amount of the lien;

3.
You may not make any changes to the policy which would reduce the proceeds payable at death without written permission from us. We reserve the right to require you to repay all or part of the lien before you make any changes to your policy; and

4.
Any premiums or other payments required under the terms of the policy will continue to be due and payable. Any premiums or other payments required to keep the policy in force which are not paid by you will be paid by us, and the amount of any such payments will be added to the amount of the lien. Interest will accrue on amounts added to the lien.

INTEREST RATE ON LIEN

Interest on the lien will accrue daily, and be added to the amount of the lien. The maximum interest rate used will not be more than the greater of the following:

1.
The current yield on 90 day treasury bills available on the date we receive your written request for an Accelerated Benefit; or

2.
The higher of:

a.
The current maximum statutory adjustable policy loan interest rate, and

b.
The policy guaranteed cash value interest rate plus one percent.

The interest rate accrued on the portion of the lien which is equal to the cash value of the policy on the Benefit Date will never be more than the policy loan interest rate, if any, stated in the policy.

You may repay all or any portion of the lien during the lifetime of the Insured.

The lien, including interest on the lien, and any additions to the lien, will be repaid out of the proceeds of the policy.

85-268                                                                        3

WRITTEN PROOF OF TERMINAL ILLNESS

Proof of Terminal Illness includes a written statement, in a form acceptable to us, from a Physician. The written statement must state that the Insured has a non-correctable illness or physical condition that, with a reasonable degree of medical certainty, will result in the death of the Insured in 12 months or less from the date of the Physician's statement. The written statement must give the Physician's diagnoses of the non-correctable illness or physical condition.

You must obtain proof of the Insured's Terminal Illness at your own expense.

We reserve the right to get a second opinion, at our expense, from a Physician we choose. We may rely on the statement of the Physician of our choice. The opinion of the Physician we choose will control in the event of conflicting opinions.

TERMINATION

This rider ends:

1.
When the Paid-Up Option of the policy is exercised;

2.
When the policy is surrendered or ends;

3.
When the policy reaches its maturity date; or

4.
When you ask us in writing to end this rider and you repay any lien under this rider. In this case, we may ask that you return the policy and this rider so that we can endorse them. This rider will end on the first Monthly Anniversary Date after we receive your written request to end this rider.

REINSTATEMENT

If the policy lapses, you can reinstate this rider if:

1.
This rider was in effect when the policy lapsed; and

2.
You reinstate the policy.

To reinstate this rider you must do both of the following:

1.
Give us proof of insurability for the Insured; and

2.
Pay a premium large enough such that the Net Premium is as large as the sum of the Surrender Charge after reinstatement, plus the Monthly Deductions for the date of reinstatement and the following Monthly Anniversary.

The policy may be reinstated without this rider.

AMENDMENTS

We may amend this rider so that it is in compliance with all applicable laws, rules, regulations, interpretations, holdings and orders. When required by law, we will obtain your approval of these changes and obtain approval from any appropriate regulatory authority.

NONPARTICIPATING

This rider does not entitle you to participate in our surplus.

GENERAL PROVISIONS

All policy provisions apply to this rider, unless changed by this rider. The Incontestability Provision of the policy applies to this rider from the Rider Issue Date. This rider does not increase any cash, loan, paid-up insurance, or extended term insurance values of the base policy.

5262                                                                         4

ADDITIONAL INSURED RIDER (AIR)

This rider is a part of the base policy whose number is shown below. If not shown below, the Base Policy Number is shown on the Policy Data Page.

RIDER DATA

BASE POLICY NUMBER

DEFINITIONS

THE ADDITIONAL INSURED

The person insured under this rider. The Additional Insured is shown on the Policy Data Page.

THE INSURED

The person insured under the base policy.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Bankers Security Life Insurance Company at our Home Office in Woodbury, New York.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office, in a form we accept. You may get forms for this purpose from us.

BENEFITS

When we have written proof that the Additional Insured died while this rider was in force, we will pay the AIR Face Amount then in force.

While the Additional Insured is living, you may choose to have the proceeds applied under any base policy settlement option. After the Additional Insured's death, a beneficiary may choose to have the proceeds applied under any base policy settlement option, depending on any prior restrictions made by you and agreed to by us.

BENEFICIARY

The beneficiary is named to receive the proceeds to be paid at the Additional Insured's death. You may name one or more beneficiaries on the application. Later, you may name, add or change beneficiaries by written request if all of these are true:

1.
The base policy is in force;

2.
This rider is in force;

3.
The Additional Insured is alive; and

4.
We have the written consent of all irrevocable beneficiaries of this rider.

A change of beneficiary will take effect as of the date it is signed but will not affect any payment we make or action we take before receiving your notice.

When you name, add, or change a beneficiary, we will assume that this applies to the base policy unless you tell us that it applies to the Additional Insured Rider. If you assign the benefits of this rider as collateral for a debt, this limits the beneficiary's rights to the proceeds.

RELIASTAR

RELIASTAR BANKERS SECURITY                   Excuted at our Home Office
LIFE INSURANCE COMPANY                       John H. Flittie     President
                                             /s/ John H. Flittie
1000 Woodbury Road, Suite 102
P. O. Box 9004                               Susan M. Bergen     Secretary
Woodbury, New York 11797                     /s/ Susan M. Bergen

85-269                                                                       1

COST OF INSURANCE AND MONTHLY AMOUNT CHARGES

The total monthly deduction for this rider includes the sum of 1 plus 2, where:

1.
Is the Monthly Amount Charge per $1,000 (shown on the Policy Data Page) multiplied by the AIR Face Amount divided by $1,000.

This charge applies to the Initial AIR Face Amount and to any increases in AIR Face Amount during the Term shown on the Policy Data Page. The Term applies to the Initial Face Amount from the Policy Date of the policy and to any increases in Face Amount from the Effective Date of that increase.

2.
Is the AIR Face Amount times the monthly cost of insurance rate described below.

COST OF INSURANCE RATES

The monthly cost of insurance rate is based on the Additional Insured's sex, issue age, and Rate Class as shown on the Policy Data Page, and the policy year of the rider. Issue age means age last birthday on the Rider Effective Date. Policy years of the rider are measured from the Rider Effective Date.

Adjustments to the monthly cost of insurance rate will be by Rate Class and based upon changes in future expectations for mortality, persistency, interest, taxes, and expenses. Any changes to the monthly cost of insurance rate will be made only prospectively, based on future expectations, in accordance with procedures and standards on file with the New York Insurance Department. Changes will not be used to recoup past losses or distribute past gains. The experience underlying the monthly cost of insurance rate will be reviewed at regular intervals, no less often than every five years.

Except for Face Amounts in a rated Rate Class the cost of insurance rates can never be greater than the rates shown in the Table of Monthly Guaranteed Cost of Insurance Rates shown on the Policy Data Page. For those in a rated Rate Class, the cost of insurance rates are calculated by multiplying the rates shown in the Table of Monthly Guaranteed Cost of Insurance Rates by the Rate Class Rating Factor shown on the Policy Data Page. The rates may also be increased by any extra cost of insurance rates shown on the Policy Data Page.

PAYING PROCEEDS

We pay proceeds in the following order:

1.
Collateral assignees, if any, have first priority;

2.
The beneficiary, if any, receives any proceeds that remain. If there is more than one beneficiary, each receives an equal share, unless you have requested another method in writing. To receive proceeds, a beneficiary must be living on the 10th day after the Additional Insured's death; then

3.
If there are no beneficiaries, you receive any proceeds that remain.

5263                                                                          2

CONVERSION

The insurance on the life of the Additional Insured may be converted to a new individual life insurance policy without proof of insurability. This rider may be converted only:

1.
While the Additional Insured is alive;

2.
While this rider is in force;

3.
Before the Additional Insured reaches age 75; and

4.
While the base policy is in force or within 31 days of the insured's death.

Application for conversion must be in writing. Only you may apply. But if the insured has died, only the Additional Insured may apply. We may require that you send us the base policy and this rider so that we can endorse them.

THE NEW POLICY

The amount of the new policy may be for an amount up to the AIR Face Amount in force at the time of the conversion. The date of the new policy will be the date of the conversion. The new policy, which will be in the same Rate Class as this rider, can be on any of our plans in use at the time of the conversion that:

1.
We would normally issue;

2.
Provide for a level amount of insurance with level premiums;

3.
Have level premiums that are at least equal to those of the whole life plan we offer that has the lowest level premiums;

4.
Do not participate in our surplus; and

5.
Do not contain any benefits or rights involving a greater aggregate risk, relative to premium, than is insured under this policy. However, the new policy may contain a disability waiver benefit provision on the Additional Insured if you give us written proof of the Additional Insured's insurability.

TERMINATION

This rider ends:

1.
On the Rider Expiry Date shown on the Policy Data Page;

2.
If this rider is converted;

3.
If the base policy is surrendered or ends, other than at the insured's death;

4.
31 days after the insured's death. During this 31 days we do not charge you for the continued coverage;

5.
If you ask us in writing to end this rider. In this case, we may ask that you return the policy and this rider so that we can endorse them. This rider will end on the first Monthly Anniversary Date after we receive your written request to end this rider; or

6.
If the Cash Surrender Value of the base policy is used to purchase paid-up insurance.

After this rider ends, we are not liable for its benefits, even if we have included the cost of insurance and monthly amount charges for this rider in the total monthly deduction for the base policy. We will refund any such amounts that we deduct after this rider ends.

85-270                                                                       3

REINSTATEMENT

If this rider and the base policy lapse, you can reinstate this rider if:

1.
This rider was in effect when the base policy lapsed;

2.
This rider would otherwise not have expired during the time it was lapsed; and

3.
You reinstate the base policy.

To reinstate this rider, you must do both of the following:

1.
Give us proof of insurability for the Additional Insured; and

2.
Pay a premium large enough such that the Net Premium is as large as the sum of the Surrender Charge after reinstatement, plus the Monthly Deductions for the date of reinstatement and the following Monthly Anniversary.

The base policy may be reinstated without this rider, in which case proof and payment for this rider are not needed.

AGE AND SEX

If the Additional Insured's age or sex is misstated, the Death Benefit will be the amount that the most recent cost of insurance would purchase using the current cost of insurance rates for the correct age and sex.

SUICIDE

The Suicide provision of the base policy is changed to also apply to the Additional Insured from the Rider Issue Date in the same way that it applies to the insured from the policy's Issue Date. The Suicide provision of the base policy also applies in this way to any increases in the AIR Face Amount for which we require evidence of insurability from the effective date of each increase.

INCONTESTABILITY

This rider has a 2-year contestable period running from the Rider Issue Date. During this period, we may ask for information that could lead to our contesting this rider or refusing to pay its benefits. After this rider has been in force during the Additional Insured's lifetime for 2 years from the Rider Issue Date, we cannot claim this rider is void or refuse to pay any benefits with respect to the initial AIR Face Amount unless this rider has lapsed.

If you make an increase in the AIR Face Amount that requires proof of insurability, that increase has its own 2 year contestable period running from the effective date of the increase.

If this rider lapses and is then reinstated, this provision will be measured from the date of reinstatement.

GENERAL PROVISIONS

This rider does not increase any cash or loan values of the base policy.

All base policy provisions apply to this rider, unless changed by this rider.

5264                                                                          4

INSURED'S COST OF LIVING RIDER

This rider is a part of the base policy whose number is shown below. If not shown below, the Base Policy Number is shown on the Policy Data Page.

RIDER DATA

BASE POLICY NUMBER

DEFINITIONS

THE INSURED

The person upon whose life the base policy is issued. The insured is shown on the Policy Data Page.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Bankers Security Life Insurance Company at our Home Office in Woodbury, New York.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office in a form we accept. You may get forms for this purpose from us.

INCREASE DATE

A date on which we make a cost of living increase according to the terms of this rider.

CPI

The U.S. Consumer Price Index for All Urban Consumers as published by the U.S. Department of Labor. We will substitute what we believe is an appropriate index for the CPI if:

1.
The composition of, base of, or method of calculating the CPI changes so that, in our opinion, it is not appropriate for use with this rider; or

2.
The publication of the CPI is delayed or ceases.

If required, we will file a detailed description of any alternate price index with the Insurance Department of the state where this rider is issued.

BENEFITS AND MONTHLY DEDUCTIONS

We will increase the Face Amount of the base policy on the Increase Dates under the terms of this rider. We will make these cost of living increases without requiring proof of insurability.

RELIASTAR

RELIASTAR BANKERS SECURITY                   Excuted at our Home Office
LIFE INSURANCE COMPANY                       John H. Flittie     President
                                             /s/ John H. Flittie
1000 Woodbury Road, Suite 102
P. O. Box 9004                               Susan M. Bergen     Secretary
Woodbury, New York 11797                     /s/ Susan M. Bergen

85-271                                                                        1

On each Increase Date, the Monthly Deduction will be increased to account for the following:

1.
The larger cost of insurance;

2.
The Monthly Expense Charge;

3.
The Death Benefit Guarantee Charge, if the Death Benefit Guarantee is in effect; and

4.
The Cost of Waiver Benefits, if a Waiver of Monthly Deduction Rider is part of the base policy.

DETERMINING INCREASE DATES

Increase Dates normally occur every two years, beginning with the first Monthly Anniversary two years after the Rider Issue Date. But, if you increase the Face Amount of the base policy 10% or more, then the next Increase Date is the first Monthly Anniversary two years after the increase. If this rider terminates and is then reinstated, the next Increase Date after reinstatement is the first Monthly Anniversary two years after the reinstatement date.

CALCULATING A COST OF LIVING INCREASE

The Increase Factor is [A divided by B] - 1, where:

A
Is the CPI five months before an Increase Date; and

B
Is the CPI 29 months before an Increase Date.

If the Increase Factor is zero or less, we make no change. If the Increase Factor is greater than zero, we multiply it by the insured's CPI Increase Base shown on the Policy Data Page. We round the result to the next higher $500. We will not permit an increase higher than the Maximum Increase Amount for the Insured, which is shown on the Policy Data Page. The Maximum Increase Amount for the insured is 20% of the insured's CPI Increase Base, or $50,000, whichever is less.

ACCEPTING OR REFUSING AN INCREASE

We will notify you of the amount of each cost of living increase at least 30 days before its effective date. If you wish to accept the increase, you must notify us in writing.

If you do not accept the full amount of any cost of living increase before the insured's Age 21, we will not offer you any further increases until the policy anniversary on or next following the insured's 21st birthday. If you do not accept the full amount of an increase at that time, this rider terminates. However, you can reinstate this rider with proof of insurability for the insured.

BENEFITS WHEN MONTHLY DEDUCTIONS ARE WAIVED

If the insured becomes eligible for benefits under a waiver of monthly deduction rider, cost of living increases are not available. If the insured recovers from the disability and we are notified in writing, the next Increase Date is the next Monthly Anniversary two years after we receive the notice, unless the rider has otherwise terminated. Future Increase Dates then follow as shown above in "Determining Increase Dates."

TERMINATION

This rider terminates:

1.
On the Policy Anniversary on or next following the insured's 55th birthday;

2.
On the first Increase Date for which you do not accept the increase on or after the insured's 21st birthday;

3.
On the Monthly Anniversary on or after we receive your written request to terminate this rider. We may ask you to return the policy and this rider so that we can endorse them;

4.
When the policy terminates; or

5.
When the base policy is in force as paid-up life insurance.

After this rider terminates, we will make no further cost of living increases.

GENERAL PROVISIONS

All base policy provisions apply to this rider, unless changed by this rider.

5265                                                                         2

ACCIDENTAL DEATH BENEFIT RIDER (ADB)

This rider is a part of the base policy whose number is shown below. If not shown below, the Base Policy Number is shown on the Policy Data Page.

BASE POLICY NUMBER

DEFINITIONS

THE INSURED

The person upon whose life the base policy is issued.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Bankers Security Life Insurance Company at our Home Office in Woodbury, New York.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office. The form and content of the request or notice must be acceptable to us.

ACCIDENTAL DEATH

Death that is directly caused by external, violent, and accidental bodily injury. There must be a bruise or wound that can be seen on the outside of the body, except in the case of drowning or internal injuries revealed by autopsy. Death must occur within 365 days after the date of this injury.

BENEFITS

We pay the ADB Amount shown on the Policy Data Page to the beneficiary, subject to the terms of this rider, when we receive written proof that the insured's death:

1.
Was an Accidental Death as defined above; and

2.
Occurred while the base policy and this rider were in force.

Any benefit we pay under this rider is in addition to the amount payable under the base policy.

REQUESTED CHANGES IN ADB AMOUNT

After the second policy year, you may request an increase or decrease in your ADB Amount by notifying us in writing.

INCREASES

Increases in the ADB Amount must be at least $5,000. You cannot increase the Face Amount after the policy anniversary on or next following the insured's 60th birthday.

We may require written proof that the insured is still insurable before making an increase. An approved increase goes into effect on the Monthly Anniversary on or next following the date of the approval.

An increase is subject to a free look period during which you have the right to request us to cancel the increase and receive a refund. The request must be made by the latest of:

1.
The 20th day after you receive the new Policy Data Page for the increase; or

2.
The 45th day after the date of your written request.

RELIASTAR

RELIASTAR BANKERS SECURITY                   Excuted at our Home Office
LIFE INSURANCE COMPANY                       John H. Flittie     President
                                             /s/ John H. Flittie
1000 Woodbury Road, Suite 102
P. O. Box 9004                               Susan M. Bergen     Secretary
Woodbury, New York 11797                     /s/ Susan M. Bergen


85-273                                                                        1

If you cancel an increase during this period, we will restore the Accumulation Value by refunding the amount of any deductions and charges associated with the increase, or, upon request, you can receive that amount in cash.

DECREASES

You cannot decrease the ADB Amount below $5,000.

Changes go into effect on the Monthly Anniversary on or next following the date we receive you request. At least six months must elapse between decreases.

BENEFITS NOT PROVIDED

We will not pay benefits under this rider when one or more of the following caused or contributed to death:

1.
Disease, illness, mental illness, or medical or surgical treatment of them;

2.
Any poison, gas, fumes, drug, or sedative that was voluntarily taken, injected, or inhaled, by the insured;

3.
Suicide;

4.
A felony that the insured committed or tried to commit;

5.
Travel in or descent from any type of aircraft where the insured:

a.
Was a pilot or a crew member;

b.
Was giving or receiving aviation training; or

c.
Had any duties on the aircraft whether or not they were related to operating it.

6.
An act of war or service in the military of any country at war. WAR is defined as an armed conflict, whether declared or not, that any country resists. COUNTRY includes any government or group of governments.

COST OF RIDER BENEFITS

The cost of this rider's benefits is in addition to the cost of the base policy and is included in the Monthly Deduction. The cost of this rider's benefits is 1 multiplied by 2, divided by 1,000, (1 x 2)/1,000, where:

1.
Is the ADB Rate as described below; and

2.
Is the ADB Amount at the beginning of the policy month.

ADB RATES

The ADB Rates are based on the insured's sex, attained age, and Rate Class for this rider shown on the Policy Data Page. Attained age means the insured's age on the prior policy anniversary. The ADB Rates are shown on the Policy Data Page. For insureds in a Rated Rate Class for this rider, the ADB Rates will be increased appropriately.

TERMINATION

This rider terminates:

1.
On the Rider Expiry Date;

2.
On the first Monthly Anniversary Date after we receive your written request to terminate this rider. We may ask that you return the policy and this rider so that we can endorse them;

3.
When the base policy is surrendered or terminates; or

4.
When the base policy is in force as paid-up life insurance.

After this rider terminates, we are not liable for its benefits. If we deduct the cost of this rider's benefits after it terminates, it is not considered a reinstatement of the rider. The deduction will be added back to the Accumulation Value of the policy as of the date of the deduction.

GENERAL PROVISIONS

This rider does not increase the Accumulation Value, Cash Surrender Value, or Loan Value of the base policy. All base policy provisions apply to this rider, unless changed by the rider. The Incontestability provision of the base policy applies to this rider from the Rider Issue Date, and any increases in ADB Amount from the date of the increase.

5266                                                                          2

CHILDREN'S INSURANCE RIDER (CIR)

This rider is a part of the base policy whose number is shown below. If not shown below, the Base Policy Number is shown on the Policy Data Page.

BASE POLICY NUMBER

DEFINITIONS

THE INSURED

The person upon whose life the base policy is issued.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Bankers Security Life Insurance Company at our Home Office in Woodbury, New York.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office. The form and content of the request or notice must be acceptable to us.

INSURED CHILD

A child of the insured who is at least 15 days old, and one of the following:

1.
A child named in the application for this rider who is less than 19 years old on the Rider Issue Date and for whom you give written proof of insurability we accept;

2.
A stepchild or legally adopted child who is named in a later application and is less than 19 years old on the date of that application. You must give written proof of insurability for each child which we accept;

3.
A child born on or after the Rider  Issue Date and while this rider is in force;
or

4.
A child born after the date of application for this rider but before this rider is in force.

BENEFITS

We will pay the CIR Face Amount shown on the Policy Data Page when we receive written proof that an Insured Child died while this rider was in force.

RELIASTAR

RELIASTAR BANKERS SECURITY                   Excuted at our Home Office
LIFE INSURANCE COMPANY                       John H. Flittie     President
                                             /s/ John H. Flittie
1000 Woodbury Road, Suite 102
P. O. Box 9004                               Susan M. Bergen     Secretary
Woodbury, New York 11797                     /s/ Susan M. Bergen

85-275                                                                       1

BENEFICIARY

The insured, if living, is the beneficiary. If the insured has died, the insured's spouse, if living, is the beneficiary. If both have died, the spouse of the deceased Insured Child, if living, is the beneficiary. If none of these people are living, we pay the proceeds to the estate of either the Insured Child or the Insured Child's spouse, whoever died last.

No one can change this beneficiary designation. None of the following affect this beneficiary designation:

1.
The beneficiary designation of the base policy;

2.
The beneficiary provisions of the base policy; or

3.
An assignment of the base policy.

FACE AMOUNT CHANGE

While the base policy and this rider are in force, you may change the CIR Face Amount by notifying us in writing.

INCREASES

You may increase the CIR Face Amount for all insured children who have not reached Age 19 if:

1.
The increase is at least $500;

2.
After the increase the CIR Face Amount does not exceed $10,000;

3.
You give us written proof of the insured's insurability and written proof that each Insured Child is insurable at standard rates under our underwriting rules then in effect; and

4.
You make the increase on or before the policy anniversary on or next following the insured's 55th birthday.

An increase will go into effect on the date shown on a new Policy Data Page.

You may not make any increases while we are paying the cost of insurance for this rider due to the death or disability of the insured.

DECREASES

You may also request in writing to decrease the CIR Face Amount but you may not decrease it to less than $1,000. At least six months must elapse between decreases. Any decrease will go into effect on the first Monthly Anniversary after the day we receive your written request.

COST OF RIDER BENEFITS

The cost of this rider's benefits is in addition to the cost for the base policy and is included in the Monthly Deduction. This cost is shown on the Policy Data Page.

WAIVER OF COST OF RIDER BENEFITS

If the insured dies while this rider is in force, we will pay the cost of this rider's benefits until the Rider Expiry Date. We will not pay the cost of these benefits if the insured commits suicide within two years of the Rider Issue Date.

Also, we will not pay the cost of insurance for any increase in the CIR Face Amount if the insured commits suicide within two years of the effective date of that increase. In this case, we will refund the cost of insurance for the increase amount.

5267                                                                          2

CONVERSION

The insurance on the life of an Insured Child may be converted to a new individual life insurance policy without proof of insurability. This insurance may only be converted while the Insured Child is alive and:

1.
While this rider is in force;

2.
Within 31 days after this rider terminates; or

3.
On or within 31 days after coverage on that Insured Child terminates.

We will pay the CIR Face Amount if an Insured Child dies within the 31 day period.

Application for conversion must be in writing. On or within 31 days after the Insured Child's 25th birthday, only he or she may apply for the conversion. Before this time, the insured, if living, may apply for the conversion. If the insured is not living, the Insured Child may apply for the conversion, if not too young to contract for life insurance. If the insured is not living, and the Insured Child cannot apply for the conversion, the court appointed guardian of the Insured Child may apply. If there is no court appointed guardian, the surviving natural parent of the Insured Child, if any, may apply for the conversion.

THE NEW POLICY

The new policy may only be for an amount up to the CIR Face Amount for that Insured Child, unless it is converted on one of the dates below. The new policy may be for an amount up to five times the CIR Face Amount for that Insured Child if it is converted on one of these dates:

1.
On or within 31 days after the Insured Child's 25th birthday; or

2.
On or within 31 days after the Rider Expiry Date.

The coverage for each Insured Child under this rider may only be converted once for that Insured Child.

The date of the new policy will be the date of the conversion. The Insured Child's coverage may be converted to a flexible premium variable life insurance policy. If not, the new policy may be on any of our plans in use at the time of the conversion that:

1.
We would normally issue;

2.
Provides for a level amount of insurance;

3.
Has level premiums that are at least equal to those of the whole life plan we offer that has the lowest level premiums; and

4.
Does not participate in our surplus.

We base the premiums for the new policy on the plan chosen and the Insured Child's age and sex on the date of the conversion.

WAIVER OF PREMIUM BENEFITS FOR THE NEW POLICY

We will include a disability waiver benefit provision in the new policy without proof of insurability if all of these are true:

1.
The premiums are payable to at least Age 85 under the new policy. If such a plan is not available, then the new policy must be on the lowest level premium plan available upon conversion of this rider. We require written proof of insurability to include this provision in a policy issued on a higher level premium plan;

2.
This provision is chosen when the new policy is applied for; and

3.
The Insured Child is not disabled at the time of the application for the new policy.

We will base the waiver premiums on the Insured Child's age and sex on the date of the conversion.

85-276                                                                        3

TERMINATION

This rider's coverage of an Insured Child terminates:

1.
When this rider terminates;

2.
On the Insured Child's 25th birthday; or

3.
When the insurance on that Insured Child is converted.

This rider terminates:

1.
On the Rider Expiry Date;

2.
On the Monthly Anniversary Date on or after we receive your written request to terminate this rider. We may ask you to return the policy and this rider so that we can endorse them;

3.
If the base policy is surrendered or terminates, other than at the insured's death. However, this rider terminates if the insured commits suicide within two years after the Rider Issue Date. We will refund the cost of insurance for this rider if the insured commits suicide within the two-year period; or

4.
When the base policy is in force as paid-up life insurance.

After this rider terminates, we are not liable for its benefits. If we deduct the cost of this rider's benefits after it terminates, it is not considered a reinstatement of this rider. The deduction will be added back to the Accumulation Value of the base policy as of the date of the deduction.

REINSTATEMENT

If this rider and the base policy lapse, you can reinstate the rider if:

1.
You reinstate the base policy;

2.
The rider was in effect until it lapsed; and

3.
This rider would not otherwise have expired during the time it lapsed.

To reinstate this rider and the base policy, you must:

1.
Give us proof of insurability for the insured and each child whom you wish to be insured on the reinstatement date; and

2.
Pay a premium large enough such that the Net Premium is as large as the sum of the Surrender Charge after reinstatement, plus the Monthly Deductions for the date of reinstatement and the following Monthly Anniversary.

The base policy may be reinstated without this rider, in which case proof and payment for this rider are not needed.

SUICIDE

This rider's benefits are not payable for an Insured Child if that child commits suicide within two years after he or she becomes insured under this rider. Also, if the Insured Child commits suicide within two years after an increase in the CIR Face Amount, the amount of that increase is not payable for that child.

INCONTESTABILITY

This rider has a two-year contestable period starting on the Rider Issue Date. During this period, we may ask for information that could lead to our contesting this rider or refusing to pay its benefits. After this rider has been in force during the Insured Child's and the insured's lifetime for two years from the Rider Issue Date, we cannot claim this rider is void or refuse to pay its benefits unless this rider has lapsed. :p.If this rider lapses and is then reinstated, this provision will be measured from the reinstatement date with respect to statements made in the application for reinstatement.

This provision applies separately for each Insured Child.

OTHER PROVISIONS

This rider does not increase the Accumulation Value, Cash Surrender Value, or Loan Value of the base policy. All base policy provisions apply to this rider, unless changed by the rider.

5268                                                                          4

WAIVER OF MONTHLY DEDUCTION RIDER

This rider is a part of the base policy whose number is shown below. If not shown below, the Base Policy Number is shown on the Policy Data Page.

BASE POLICY NUMBER

DEFINITIONS

THE INSURED

The person insured under the base policy.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Bankers Security Life Insurance Company at our Home Office in Woodbury, New York.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office in a form we accept. The form and content of the request or notice must be acceptable to us.

AGE

The insured's age as of the prior policy anniversary; however, if the insured's birthday is a policy anniversary, the insured's age on that birthday.

TOTAL DISABILITY

For the first 24 months of the insured's disability, we consider the insured totally disabled if:

1.
The insured is unable to work at his or her regular occupation; or

2.
The insured has a Specific Loss.

After the first 24 months of the insured's disability, we consider the insured totally disabled if:

1.
The insured is unable to work at any job suited to his or her education, training, and experience; or

2.
The insured has a Specific Loss.

Specific Loss means the total and permanent loss of any of the following:

1.
The sight in both eyes;

2.
The use of both hands;

3.
The use of both feet; or

4.
The use of one hand and one foot.

We consider the insured totally disabled for as long as the Specific Loss lasts.

RELIASTAR

RELIASTAR BANKERS SECURITY                   Excuted at our Home Office
LIFE INSURANCE COMPANY                       John H. Flittie     President
                                             /s/ John H. Flittie
1000 Woodbury Road, Suite 102
P. O. Box 9004                               Susan M. Bergen     Secretary
Woodbury, New York 11797                     /s/ Susan M. Bergen

85-278                                                                       1

WAIVER BENEFITS

We will pay the Monthly Deduction for you if the insured becomes totally disabled and meets the Conditions for Waiver Benefits. We do not apply the Minimum Premium Requirement for the Death Benefit Guarantee during the period of total disability.

The length of time we continue the Waiver Benefits depends on when total disability begins. If the insured becomes totally disabled before Age 60, we will pay the Monthly Deduction for as long as the insured remains totally disabled. If the insured becomes totally disabled after Age 60, we will continue to pay the Monthly Deduction if the insured remains totally disabled until the later of:

1.
The insured's Age 65; or

2.
Two years from the date of disability.

When the insured is no longer totally disabled, we will stop paying the Monthly Deduction for you. If the Death Benefit Guarantee was in effect when total disability began, we apply the Minimum Premium Requirement for the Death Benefit Guarantee as of the Monthly Anniversary on or next following the date the insured is no longer totally disabled.

If the insured becomes totally disabled again, we consider it a new period of total disability. The terms of this rider apply to the new period separately from any earlier period.

CONDITIONS FOR WAIVER BENEFITS

To pay Waiver Benefits, we need written Notice of Claim and Proof of Total Disability. All of the following conditions must also be met:

1.
The policy and this rider must be in force when the sickness or injury causing the total disability occurs;

2.
The policy and this rider must be in force when total disability begins;

3.
Total disability must begin on or after the insured's Age five and before the insured's Age 65;

4.
The insured must be continuously totally disabled for at least six months; and

5.
You must pay all the required premiums until the end of this six month period.

If we approve your claim, the Waiver Benefit begins with the Monthly Deduction due on or after the date the total disability began. Any Monthly Deductions that were deducted from the Accumulation Value of the base policy after the disability began will be added back to the Accumulation Value as of the date we approve your claim. We credit those Monthly Deductions as Net Premiums without Premium Expense Charges.

If this rider and the base policy lapse, you may still qualify for Waiver Benefits if:

1.
We receive written Notice of Claim within one year of the date of total disability;

2.
The total disability for which claim is made began before the date of lapse; and

3.
All other terms of this rider are met.

5269                                                                          2

CONDITIONS FOR WAIVER BENEFITS

NOTICE OF CLAIM

We require written Notice of Claim before we will pay any future Monthly Deductions. We must receive this Notice:

1.
While the insured is living; and

2.
Within one year of the date that total disability begins.

If you cannot give us Notice within one year, your claim may still be valid if you show that you gave us notice as soon as you could.

PROOF OF TOTAL DISABILITY

We may require written proof of the insured's total disability before we provide Waiver Benefits. This proof may include physical exams at our expense by doctors we choose. However, for each period of total disability, we can only require one exam a year after we have paid the Monthly Deductions for two consecutive years. We cannot require any exam after the insured's Age 65. We will stop paying the Monthly Deductions if you do not give us the required proof.

COST OF RIDER BENEFITS

The cost of this rider's benefits is in addition to the cost for the base policy and is included in the Monthly Deduction. This cost is based on a Percent of the Monthly Deduction which is shown on the Policy Data Page.

FACE AMOUNT CHANGES DURING TOTAL DISABILITY

While the insured is totally disabled and we are paying the Monthly Deduction for you, you are limited to making increases in the Face Amount of the base policy under the terms of a future purchase option rider, if any, attached to the base policy. You may not make any adjustments in Face Amount while we are paying the Monthly Deduction.

DEATH BENEFIT OPTION

If the Death Benefit Option in effect at the end of the first six months of total disability is Option A (Level Amount Option), it will be changed to Option B (Variable Amount Option) on the first Monthly Anniversary Date after we approve your claim. In this case, the Face Amount of the base policy is decreased on that date so that it equals the Death Benefit under Option A minus the Accumulation Value on the Monthly Anniversary on or next following the date we approve your claim. If the Death Benefit Option in effect at the end of the first six months of the total disability is Option B, we make no change. You cannot make changes in Death Benefit Option while the insured is totally disabled.

BENEFITS NOT PROVIDED

This rider does not cover total disability that results from service in the military of any country at war. WAR is defined as an armed conflict, whether declared or not, that any country resists. COUNTRY includes any government or group of governments.

TERMINATION

This rider terminates:

1.
If we are not paying Waiver Benefits, at the insured's Age 65;

2.
If we are paying Waiver Benefits due to total disability which began after the insured's Age 60, the later of:

a.
The insured's Age 65, or

b.
Two years after the date of disability;

3.
On the Monthly Anniversary on or next following the date we receive your written request to terminate this rider. We may ask that you return the policy and this rider so that we can endorse them;

4.
If the base policy is surrendered or terminates; or

5.
When the base policy is in force as paid-up life insurance.

After this rider terminates, we are not liable for its benefits. If we deduct the cost of this rider's benefits after it terminates, it is not considered a reinstatement of this rider. The deduction will be added back to the Accumulation Value of the base policy as of the date of the deduction.

85-279                                                                       3

REINSTATEMENT

If this rider and the base policy lapse, you can reinstate this rider if:

1.
You reinstate the base policy;

2.
This rider was in effect when the base policy lapsed; and

3.
This rider would otherwise not have terminated during the time it was lapsed.

To reinstate the base policy and this rider you must do all of the following:

1.
Give us proof of insurability for the insured; and

2.
Pay a premium large enough such that the Net Premium is as large as the sum of the Surrender Charge after reinstatement, plus the Monthly Deductions for the date of reinstatement and the following Monthly Anniversary.

The base policy may be reinstated without this rider, in which case proof and payment for this rider are not needed.

GENERAL PROVISIONS

All base policy provisions apply to this rider, unless changed by this rider. The Incontestability Provision of the base policy applies to this rider from the Rider Issue Date.

5270                                                                          4

WAIVER OF SPECIFIED PREMIUM RIDER (WSP)

This rider is a part of the base policy whose number is shown below. If not shown below, the Rider Data is shown on the Policy Data Page.

RIDER DATA

BASE POLICY NUMBER
RIDER ISSUE DATE
RIDER EXPIRY DATE

DEFINITIONS

THE INSURED

The person insured under the base policy.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Bankers Security Life Insurance Company at our Home Office in Woodbury, New York.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office. The form and content of the request or notice must be acceptable to us.

AGE 5, AGE 60, OR AGE 65

The policy anniversary on or next following the insured's 5th, 60th, or 65th birthday.

MAXIMUM WSP AGE

Maximum Waiver of Specified Premium Age as shown on the Policy Data Page.

WAR

An armed conflict, whether declared or not, that any country resists.

COUNTRY

Any government or group of governments.

TOTAL DISABILITY

During the first 24 months of the insured's disability, we consider the insured totally disabled if the insured is unable to work at his or her regular occupation.

After the first 24 months of the insured's disability, we consider the insured totally disabled if the insured is unable to work at any job suited to his or her education, training, and experience.

We also consider the insured totally disabled if the insured has a Specific Loss. Specific Loss means the total and permanent loss of any of the following:

1.
The sight in both eyes;

2.
The use of both hands;

3.
The use of both feet; or

4.
The use of one hand and one foot.

In any case, the insured must be totally disabled due to sickness or injury.

RELIASTAR

RELIASTAR BANKERS SECURITY                   Excuted at our Home Office
LIFE INSURANCE COMPANY                       John H. Flittie     President
                                             /s/ John H. Flittie
1000 Woodbury Road, Suite 102
P. O. Box 9004                               Susan M. Bergen     Secretary
Woodbury, New York 11797                     /s/ Susan M. Bergen

85-280                                                                        1

BENEFITS

If the insured is totally disabled, this rider provides a monthly benefit. The monthly benefit is that we credit your base policy with the following premium amount:

1.
If the insured's age is less than the Maximum WSP Age, as shown on the Policy Data Page, we credit the greater of a or b, where:

a.
Is the Monthly Specified Premium, as shown on the Policy Data Page; and

b.
Is the sum of i, plus ii, plus iii, (i + ii + iii), where:

i.
Is the Monthly Deduction of the base policy, excluding any mortality and expense risk charges and the cost of any rider benefits;
ii.
Is the cost of insurancefor the Waiver of Specified Premium Rider; and iii.
Is any base policy premium expense charges associated with i and ii.

2.
If the insured's age is equal to or greater than the Maximum WSP Age, as shown on the Policy Data Page, we credit the sum of a, plus b, plus c, (a + b + c), where:

a.
Is the Monthly Deduction of the base policy, excluding any mortality and expense risk charges and the cost of any rider benefits;

b.
Is the cost of insurance for the Waiver of Specified Premium Rider; and

c.
Is any base policy premium expense charges associated with a and b.

If the insured is totally disabled at or after Age 5 and before Age 60, the monthly benefit is payable until the base policy ends or is changed to paid-up insurance. If the insured becomes totally disabled at or after Age 60 but before Age 65, the monthly benefit is payable to Age 65 or for 2 years, whichever is longer. No benefits will be paid if the insured is not totally disabled.

We will not provide benefits for total disability that starts before Age 5, after Age 65, or while this rider is not in force.

Any benefit payment which would cause this policy to fail to qualify as life insurance under applicable tax laws, as interpreted by us, will be paid to the Owner.

Before we will provide the benefits of this rider, the following must be true:

1.
The base policy must be in force;

2.
This rider must be in force;

3.
The insured must be totally disabled; and

4.
1, 2, and 3 must be continuously true for 6 months.

If the base policy enters the grace period during this 6-month period, you must pay the required premium to keep the policy in force. If we approve your claim, we will provide monthly benefits beginning on the first monthly anniversary after the date we approve your claim. Upon approval of your claim, we will also provide monthly benefits for the period after the date your disability began and up to the date we approved your claim.

If this rider and the base policy lapse during the first 6 months of total disability because a premium large enough to cover a Monthly Deduction was not paid within the grace period, you may still be eligible for this rider's benefits if:

1.
We receive written notice of claim within 1 year of the date of lapse;

2.
The total disability for which claim is made began before the date of lapse; and

3.
All other terms of this rider are met.

When the insured is no longer totally disabled, we stop providing the benefits. If the insured becomes totally disabled again, we consider it a new period of total disability. The terms of this rider apply to the new period separately from any earlier period.

5271                                                                          2

COST OF INSURANCE

The cost of insurance for this rider, and the cost of insurance for the base policy, are determined separately, on a monthly basis. The cost of insurance for this rider is 1 multiplied by 2; that is, 1 x 2, where:

1.
Is the Waiver of Specified Premium Rate as described below; and

2.
Is the Monthly Specified Premium shown on the Policy Data Page.

WAIVER OF SPECIFIED PREMIUM RATES

The Waiver of Specified Premium Rate is based on the insured's sex, attained age, and premium class for this rider as shown on the Policy Data Page. Attained age means age last birthday on the prior policy anniversary. The Waiver of Specified Premium Rates are shown on the Policy Data Page. For those in a rated waiver premium class, the Waiver of Specified Premium Rates are calculated by multiplying the Waiver of Specified Premium Rates shown on the Policy Data Page by the Waiver Premium Class Rating Factor shown on the Policy Data Page.

NOTICE OF CLAIM

We require written notice of claim before we will provide any future benefits.

We must receive this notice:

1.
While the insured is living;

2.
While the insured is totally disabled; and

3.
Within 1 year of the date that total disability starts. If you cannot give us notice within 1 year, your claim may still be valid if you show us that you gave us notice as soon as you could.

PHYSICAL EXAMS

We may require written proof of the insured's total disability before we will provide any benefits. This proof may include physical exams by doctors we choose. However, for each period of total disability, we can only require one exam a year after we have provided the benefits for 2 consecutive years. We cannot require any exam after the insured's Age 65. We will stop providing the benefits if you do not give us the proof we ask for.

FACE AMOUNT CHANGES

The Monthly Specified Premium after any Face Amount increase must be increased, if necessary, to be greater than or equal to the Minimum Monthly Premium for the policy as shown on the Policy Data Page.

The Monthly Specified Premium after any Face Amount decrease must be reduced, if necessary, to be less than or equal to 1/12th of the Guideline Level Premium for the policy as defined in Section 7702 of the Internal Revenue Code. You may not make any other Monthly Specified Premium changes.

While we are providing benefits under this rider, you are limited to making increases in the Face Amount of the base policy under the terms of a future purchase option rider if one is attached to the base policy. You may not make any other Face Amount increases while we are providing the benefits.

BENEFITS NOT PROVIDED

This rider does not cover total disability which was the result of any of the following:

1.
Intentional, self-inflicted injury;

2.
Bodily injury occurring or sickness first manifesting itself before this rider is in force, unless it is disclosed on the application; or

3.
Service in the military, naval, or air forces of any Country at War.

85-281                                                                        3

TERMINATION

This rider ends at the earliest of the following:

1.
When the base policy becomes in force as paid-up life insurance.

2.
When the base policy is surrendered or ends.

3.
At the death of the insured.

4.
If you ask us in writing to end this rider. In this case, we may ask that you return the policy and this rider so that we can endorse them. This rider will end on the first Monthly Anniversary Date after we receive your written request to end this rider.

5.
When the insured reaches Age 65 if we are not providing benefits due to the disability of the insured.

6.
When the monthly benefit for this rider ends if we are providing monthly benefits under this rider after Age 65.

After this rider ends, we are not liable for its benefits, even if we deduct the cost of insurance for this rider after it ends. We will add to the accumulation value any cost of insurance we have deducted for this rider after it ends.

REINSTATEMENT

If this rider and the base policy lapse, you can reinstate this rider if:

1.
This rider was in effect when the base policy lapsed;

2.
This rider would otherwise not have expired during the time it was lapsed; and

3.
You reinstate the base policy.

To reinstate this rider you must do both of the following:

1.
Give us proof of insurability for the insured;
and

2.
Pay a premium large enough such that the Net Premium is as large as the sum of the Surrender Charge after reinstatement, plus the Monthly Deductions for the date of reinstatement and the following Monthly Anniversary.

The base policy may be reinstated without this rider, in which case proof and payment for this rider are not needed.

GENERAL PROVISIONS

All base policy provisions apply to this rider, unless changed by this rider. The Incontestability Provision of the base policy applies to this rider from the Rider Issue Date.

5272                                                                          4